Exhibit 10.1

TERMINATION AGREEMENT

TERMINATION AGREEMENT, dated as of March 31, 2006 (this “Agreement”), by and among BANCA INTESA S.p.A., a Società per azioni organized under the laws of the Republic of Italy (“Intesa”), LAZARD GROUP LLC, a Delaware limited liability company (“Lazard”), and LAZARD & CO. S.R.L., a Società a responsabilità limitata organized under the laws of the Republic of Italy (the “JV Company”).

WHEREAS, Intesa, Lazard and the JV Company are parties to that certain Master Transaction and Relationship Agreement, dated as of March 26, 2003 (the “Transaction Agreement”), pursuant to which, inter alia, Intesa purchased each of the $150 Million Lazard Note, the Intesa JV Interest and the Intesa JV Note (each as defined in the Transaction Agreement);

WHEREAS, Intesa, Lazard and the JV Company desire to terminate the joint venture relationship established pursuant to the Transaction Agreement, on the terms and conditions set forth herein; and

WHEREAS, the boards of directors of each of Intesa, Lazard and the JV Company have approved this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and for the mutual benefits to be derived from this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE TRANSACTIONS

Section 1.01 Termination of Joint Venture Relationship. At the Closing (as defined below), upon satisfaction or waiver of the conditions set forth in Section 2.02:

(a) the Transaction Agreement shall terminate in full and shall become void and have no further force or effect, except that each of Section 8.2, Section 9.4 (as modified by Section 3.05 hereof), Section 11.4 and Section 11.5 of the Transaction Agreement shall survive such termination, continue in full force and effect in accordance with its terms and be deemed to be incorporated herein by reference;

(b) Intesa shall convey, assign and transfer to Lazard, all of Intesa’s right, title and interest in, to and under the Intesa JV Interest, free and clear of all Liens (as defined in the Transaction Agreement), and, in exchange therefor, Lazard shall convey, assign and transfer to Intesa, the $96,000,000 Senior Promissory Note of Lazard Group LLC, due on February 28, 2008, in the form attached hereto as Exhibit A (the “Intesa JV Senior Term Note”);

(c) Intesa shall convey, assign and transfer to Lazard, all of Intesa’s right, title and interest in, to and under the Intesa JV Note, free and clear of all Liens, and, in exchange therefor, Lazard shall convey, assign and transfer to Intesa, the $50,000,000 Subordinated Promissory Note of Lazard Group LLC, due on February 28, 2008, in the form attached hereto as Exhibit B (the “Intesa JV Subordinated Term Note”);

(d) the $150 Million Lazard Note (as defined in the Transaction Agreement) shall be amended and restated to read in its entirety in the form attached as Exhibit C (as so amended, the “Amended $150 Million Lazard Note”); and

(e) the Guaranty, dated as of March 26, 2003, by Lazard in favor of Intesa (the “Guaranty”), shall be amended and restated to read in its entirety in the form attached as Exhibit D (as so amended, the “Amended Guaranty”, and together with the Amended $150 Million Lazard Note, the Intesa JV Senior Term Note, the Intesa JV Subordinated Term Note and the Registration Rights Agreement (as defined in the Amended $150 Million Lazard Note), the “Other Documents”).

ARTICLE II

THE CLOSING

Section 2.01 The Closing.

(a) The closing of the transactions set forth in Section 1.01 (the “Closing”) shall occur at 4:00 p.m., Milan time, at the offices of Prof. Piergaetano Marchetti or other member of Studio Notarile Marchetti, Milan, at Via Agnello 18, on the third Business Day following the date on which the last of the conditions required to be satisfied or waived pursuant to Section 2.02 is either satisfied or waived or at such other place, time or date as the parties shall agree upon in writing. The date on which the Closing is to occur is referred to herein as the “Closing Date”.

(b) At the Closing, (1) Intesa and Lazard shall execute a deed of transfer of the Intesa JV Interest (the “Deed of Transfer”) from Intesa to Lazard, in the form attached hereto as Exhibit E, before the Italian Notary Public, Prof. Piergaetano Marchetti or other member of Studio Notarile Marchetti, Milan, at Via Agnello 18, pursuant to section 2470, second paragraph, of the Italian civil code, and (2) Lazard shall purchase and acquire from Intesa, and Intesa shall convey, assign and transfer to Lazard all of Intesa’s right, title and interest in, to and under the Intesa JV Note, pursuant to section 1266 of the Italian civil code. Title to the Intesa JV Interest and the Intesa JV Note will be transferred to Lazard effective as of the Closing with all rights pertaining thereto in exchange for the Intesa JV Senior Term Note and the Intesa JV Subordinated Term Note, respectively.

(c) At the Closing, Lazard shall deliver to Intesa:

(i)	the Intesa JV Senior Term Note duly executed by Lazard;

(ii)	the Intesa JV Subordinated Term Note duly executed by Lazard;

(iii)	the Amended $150 Million Lazard Note and the Amended Guaranty, each duly executed by Lazard and/or its applicable affiliate party thereto; and

(iv)	an amount in cash equal to the Lazard Closing Payment by wire transfer of immediately available funds to the account specified by Intesa at least three (3) Business Days prior to the Closing Date.

(d) At the Closing, Intesa shall deliver to Lazard:

(i)	a copy of the Intesa JV Senior Term Note duly executed by Intesa;

(ii)	a copy of Intesa JV Subordinated Term Note duly executed by Intesa;

(iii)	a copy of the Amended $150 Million Lazard Note and of the Amended Guaranty, each duly executed by Intesa;

(iv)	the original documents for each of the Intesa JV Note, the $150 Million Lazard Note and the Guaranty;

(v)	an amount in cash, if any, equal to the amount payable to Lazard pursuant to Section 3.01(c) by wire transfer of immediately available funds to the account specified by Lazard at least three Business Days prior to the Closing Date; and

(vi)	letters of resignation duly executed by each individual who (A) is a member of the board of directors or a member of the board of statutory auditors of the JV Company (or both) and (B) was designated by Intesa, pursuant to which letter each such individual shall resign from all positions with the JV Company, effective immediately upon the Closing.

Section 2.02 Conditions to the Closing. The respective obligations of each party hereunder to consummate the transactions contemplated by Section 1.01 shall be subject to the fulfillment (or waiver, in the case of Lazard or the JV Company, by Lazard or, in the case of Intesa, by Intesa) at or prior to the Closing Date, of the following conditions:

(a) the staff of the U.S. Federal Reserve shall have confirmed that it will not assert that Intesa controls Lazard, Lazard Ltd or any of their respective controlled affiliates for purposes of the International Banking Act of 1978, as amended, and the Bank Holding Company Act of 1956, as amended, after consummation of the transactions contemplated by Section 1.01;

(b) no Governmental Authority or arbitral tribunal shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that, in each case, prohibits consummation of any of the transactions contemplated by this Agreement;

(c) each of the representations and warranties of the other party shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; each of the obligations of the other party to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly and fully performed in all material respects on or before the Closing Date; and the other party shall deliver a certificate signed by an executive officer of it to such effect;

(d) the Deed of Transfer shall have been duly executed by the parties thereto before the applicable Italian Notary Public in accordance with Section 2.01(b);

(e) the other party shall have executed, delivered or caused to be delivered each of the items required to be delivered by such other party in accordance with Section 2.01; and

(f) the credit protection instruments for the Intesa JV Senior Term Note and for the Intesa JV Subordinated Term Note shall have been executed, or Intesa shall have entered into definitive agreements for the transfer of such Notes in accordance with the terms of Section 11 of such Notes, in each case in a form reasonably satisfactory to Intesa.

In addition, the obligation of Lazard and the JV Company to consummate the transactions contemplated by Section 1.01 shall further be subject to the fulfillment (or waiver by Lazard) at or prior to the Closing of the condition that the clearance from the Italian antitrust authority with respect to the transfer of the Intesa JV Interest to Lazard shall have been received.

As used in this Section 2.02, the term “other party” shall mean, when considering the obligations of Intesa hereunder to consummate the transactions contemplated by Section 1.01, Lazard and the JV Company, and, when considering the obligations of Lazard or the JV Company hereunder to consummate the transactions contemplated by Section 1.01, Intesa.

ARTICLE III

COVENANTS

Section 3.01 Efforts.

(a) Each of Lazard, the JV Company and Intesa shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by each of Section 1.01, on the terms and subject to the conditions set forth herein and to cooperate with the other in connection with the foregoing.

(b) In furtherance of, and without limitation on, Section 3.01(a): (i) the parties shall cooperate and take all necessary action, if any, (A) to terminate, effective as of the Closing, all agreements between Intesa, on the one hand, and Lazard, the JV Company or any their respective affiliates, on the other hand, including the Shareholders Agreement (as defined in the Transaction Agreement) (but excluding each of this Agreement and the Other Documents), (B) to amend the JV Governing Documents (as defined in the

Transaction Agreement), effective immediately after the Closing, to eliminate Article 14 of Title VI of the JV Company’s current bylaws and as otherwise reasonably requested by Lazard, and (C) in order to prepare or communicate to the other parties information and data for the prompt preparation of all documents required for filings and registration with, and notification to, all Governmental Authorities pursuant to Section 2.02(a), and (ii) Lazard will cooperate in good faith with Intesa (A) (1) to procure third party credit support for the Intesa JV Senior Term Note and for the Intesa JV Subordinated Term Note or (2) for a period of 10 Business Days after the date hereof, to procure the transfer of such Notes to Citigroup, Inc. or the Goldman Sachs Group, Inc. in accordance with the provisions thereof, or (B) in the event that Intesa desires to transfer the Amended $150 Million Lazard Note to a third party in accordance with the provisions of such note (which person shall be acceptable to Lazard in its sole discretion). In the exercise of its good faith cooperation pursuant to clause (ii) of the immediately foregoing sentence, Lazard shall consider, in good faith, any amendments or modifications to the terms of such notes requested by Citigroup, Inc. or Goldman Sachs Group, Inc., provided that in no event in the exercise of its good faith cooperation pursuant to clause (ii) shall Lazard be required to agree to any amendment or modification of any of the notes referred to in clause (ii), which amendments or modifications may be agreed to or rejected by Lazard in its sole discretion.

(c) In furtherance of, and without limitation on, Section 3.01(a), Lazard and Intesa agree to use their reasonable best efforts (i) to cooperate and provide each other with an opportunity to participate in any meetings or communications with the U.S. Federal Reserve and review in advance any written correspondence sent by the other party to the U.S. Federal Reserve and (ii) to file the communication provided under section 16 of law no. 287 of 1990 with the Italian antitrust authorities as promptly as practicable after the date hereof.

(d) In the event that the approval of the financial accounts for Year 2005 by the quotaholders’ meeting of the JV Company occurs prior to the Closing, each of Lazard and Intesa shall, and shall cause its representatives on the board of directors of the JV Company to, take all necessary action (including by participating in and approving the relevant resolution of the quotaholders or the board of directors of the JV Company) to cause the payment date of the dividends pertaining to the financial accounts for Year 2005, if any, or other distributions, if any, to occur after the transfer of the Intesa JV Interest to Lazard at the Closing, it being understood that only Lazard shall be entitled to receive dividends from the financial accounts for Year 2005, if any, or other distributions, if any, of the JV Company.

(e) At the Closing, (i) the JV Company shall pay the accrued and unpaid interest on the Intesa JV Note, calculated as of the Business Day immediately preceding the Closing Date, in cash to Intesa, and (ii) Lazard shall pay an amount in cash equal to an implied annual rate of return of 3% on a notional principal amount of $100,000,000 for the period commencing on April 1, 2006 and ending on the Business Day immediately preceding the Closing Date (collectively, the “Lazard Closing Payment”). The payment pursuant to this Section 3.01(e)(ii) shall be deemed to be an adjustment to the purchase price of the Intesa JV Interest pursuant to Section 1.01(b) of this Agreement.

Section 3.2 Mutual Release.

(a) Except as expressly set forth in the last sentence of this Section 3.02(a), effective as of the Closing, each of Lazard and the JV Company hereby agrees to remise, release, acquit and discharge Intesa and its subsidiaries and affiliates, each of their respective principals, directors, officers, employees, agents, attorneys, each of the JV Company’s directors and auditors designated by Intesa, and each of their respective heirs, predecessors, successors and assigns, from any and all obligations, claims, charges, actions, causes of action, claims for relief, demands, rights, damages and costs, attorneys’ fees, compensatory or punitive or exemplary damages (“Claims”), of any nature whatsoever, known or unknown, suspected or unsuspected, which Lazard, the JV Company, any of their respective subsidiaries or affiliates, or any of their respective successors or assigns, ever had, now have or hereafter claim to have, in law or in equity, by reason of any matter, cause or thing whatsoever to the extent arising out of, or related to, or otherwise in connection with the Transaction Agreement, any of the Ancillary Agreements (as defined in the Transaction Agreement) or any the transactions and relationships contemplated by the Transaction Agreement or any Ancillary Agreement (including the JV Relationship) (collectively, the “Released Matters”), and each of Lazard and the JV Company hereby acknowledges that the transactions set forth in Section 1.01 are in full satisfaction of any and all rights such party may have had with respect to such released Claims. Notwithstanding the foregoing, nothing contained in this Section 3.02(a) shall release any person from, or operate as a waiver in respect of any liabilities or obligations under or pursuant to this Agreement and to the Other Documents.

(b) Except as expressly set forth in the last sentence of this Section 3.02(b), effective as of the Closing, Intesa hereby agrees to remise, release, acquit and discharge Lazard, the JV Company, each of their respective subsidiaries and affiliates, each of their respective principals, directors, officers, employees, agents and attorneys, each of the JV Company’s and its controlled affiliates’ directors and auditors designated by Lazard or its controlled affiliates, and each of their respective heirs, predecessors, successors and assigns from any and all Claims, of any nature whatsoever, known or unknown, suspected or unsuspected, which Intesa, any of its subsidiaries or affiliates or any of their respective successors or assigns, ever had, now have or hereafter claim to have, in law or in equity, by reason of any matter, cause or thing whatsoever to the extent arising out of, or related to, or otherwise in connection with the Released Matters, and Intesa hereby acknowledges that the transactions set forth in Section 1.01 are in full satisfaction of any and all rights such party may have had with respect to such released Claims. Notwithstanding the foregoing, nothing contained in this Section 3.02(b) shall release any person from, or operate as a waiver in respect of any liabilities or obligations under or pursuant to this Agreement and to the Other Documents.

(c) Notwithstanding anything to the contrary provided in Section 3.02(b), Lazard and the JV Company hereby agree to indemnify and hold harmless each of the JV Company’s current and former directors and auditors designated by Intesa, including such person’s heirs and legal representatives, for any and all out-of-pocket costs and expenses (esborsi relativi a danni, costi e spese effettivamente sostenuti) incurred by such person, including reasonable legal expenses, to the extent resulting from any action bought by any third parties (including creditors and employees) against such person by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director of the JV Company to the fullest extent permitted by law.

(d) Each of Intesa, on the one hand, and Lazard and the JV Company, on the other hand, hereby agree, on behalf of itself and its respective subsidiaries and affiliates, not to seek personal recovery in any legal proceedings on the basis of facts, events or circumstances underlying any Claims that are the subject of this mutual release and occurring prior to the Closing.

(e) Intesa shall take all necessary steps to cause the withdrawal and dismissal with prejudice of any and all arbitral and judicial proceedings arising out of, relating to, or otherwise in connection with any of the Released Matters in each case effective immediately after the Closing, if any shall be pending or otherwise filed or commenced.

(f) From the date hereof until the Closing, the parties hereto shall, and shall cause their subsidiaries and controlled affiliates to, suspend any and all activities connected to arbitral or judicial proceedings, and not file or otherwise commence any such proceedings, in each case to the extent arising out of, relating to, or otherwise in connection with any of the Released Matters. Notwithstanding the foregoing, nothing contained in this Section 3.02(f) shall prevent any party hereto from seeking to enforce its rights or the obligations of the other parties in each case under or pursuant to this Agreement and to the Other Documents in accordance herewith and therewith.

Section 3.03 Nondisparagement. Each of the parties shall refrain from making any public statements (or authorizing any statements to be reported as being attributed to such party) that are critical, derogatory or which may tend to injure the reputation or business, in the case of Intesa, of Lazard, the JV Company, their respective affiliates and their respective executive officers and directors, or, in the case of Lazard, of Intesa and its executive officers and directors. It is understood and agreed that any party, if and to the extent such party is not otherwise in breach of the first sentence of this Section 3.03, may respond, to any detrimental, disparaging or generally negative statement by the other party, by publicly providing accurate information, and any such response will not be deemed to be a breach of this Agreement.

Section 3.04 Lazard as Partner and Other Covenants.

(a) Intesa hereby agrees that from the date hereof through December 31, 2007, Lazard and the JV Company shall continue to be considered as partners of Intesa with respect to the provision of the advisory services to Intesa and to Intesa’s clients, it being understood that the choice of if and how to avail of Lazard’s and the JV Company’s services remain in Intesa’s sole discretion.

(b) In consideration of the transactions contemplated by this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Intesa hereby covenants and agrees that (i) from the date hereof through June 30, 2007, it shall not, and shall cause its affiliates not to, directly or indirectly, (A) enter into any joint venture or similar arrangement or relationship, through any form of transaction, with any Entity engaged in investment banking which joint venture, arrangement or relationship involves, in whole or in part, any Joint Venture Business (as defined in the Transaction Agreement), or (B) acquire any interest in any Entity engaged, in whole or in part, in any Joint Venture Business if, in the case of this clause (B), with respect to the two most recently completed fiscal years of such Entity, the consolidated revenue of such Entity attributable to Joint Venture Business in either such years represented 25% or more of the consolidated revenue of such Entity in such year, and (ii) from the date hereof through December 31, 2007, it shall not, and shall cause its affiliates not to, directly or indirectly, enter into any joint venture or similar arrangement or relationship, through any form of transaction, with, or acquire any interest in, any Entity (A) that is or was established and is controlled by a Key Person, (B) in which any Key Person is a significant stockholder, or (C) in which any Key Person serves as the chairman, chief executive officer, managing director (direttore generale) or head of investment banking (or any substantially equivalent position) of such Entity, to the extent that any such Entity or any such joint venture or similar relationship is engaged in or involves, in each case, in whole or in part, any Joint Venture Business.

(c) Notwithstanding anything to the contrary in Section 3.04, Intesa and its affiliates shall be entitled (i) to acquire (A) as a passive investment shares of capital stock of any Entity carrying on business which would otherwise violate Section 3.04(b)(i)(B) so long as Intesa and its affiliates collectively do not thereby own, or are not thereby entitled to exercise voting rights in respect of, more than five percent (5%) of the outstanding shares of capital stock of such Entity after giving effect to the acquisition of such shares, or (B) as a passive investment any instrument of indebtedness of any Entity carrying on business which would otherwise violate Section 3.04(b)(i)(B) so long as Intesa and its affiliates collectively do not thereby own more than ten percent (10%) of the outstanding indebtedness of such Entity after giving effect to the acquisition of such indebtedness, and (ii) to engage the services of any third-party advisor to provide advisory services to Intesa in connection with its business or its client’s business.

(d) Notwithstanding anything to the contrary in Section 3.04(b), Intesa and its affiliates shall not be deemed to have breached the provision set forth under Section 3.04(b), if, at any time during the periods indicated in Section 3.04(b), Intesa and/or its affiliates shall merge or consolidate with, or acquire all or a majority of the capital stock of, any Entity in a bona fide business combination transaction (each such transaction, a “Business Combination Transaction”); provided, however, that Intesa and its affiliates may not engage in any Business Combination Transaction involving (i) the Entity set forth on Annex A (including its successors and assigns) or (ii) any Entity where any current or former chairman, chief executive officer or director of the JV Company (A) established and controls such Entity, (B) is a significant stockholder of such Entity, or (C) serves as the chairman, chief executive officer, managing director (direttore generale) or head of investment banking (or any substantially equivalent position) of such Entity and, in the case of this clause (C) only, with respect to the two most recently completed fiscal years of such Entity, the consolidated revenue of such Entity attributable to Joint Venture Business in either such year represented 49% or more of the consolidated revenue of such Entity in such year. Lazard hereby consents, and, as applicable, will cause Lazard Funding Limited LLC to consent, to the assignment of each of the Other Documents in connection with any Business Combination Transaction involving the merger or consolidation of Intesa consummated in accordance with this Section 3.04(d) in each case to the surviving entity in such merger or consolidation.

(e) For purposes of this Section 3.04, (i) a “Key Person” means any current or former chairman, chief executive officer or director of the JV Company or any of its subsidiaries, and (ii) a “significant stockholder” with respect to any Entity means any person that beneficially owns (A) 5% or more of such Entity’s capital stock or (B) interests entitling such person to 5% or more of such Entity’s voting power.

(f) In the event of any acquisition of interests or Business Combination Transaction that, but for the failure of the consolidated revenue of such Entity attributable to Joint Venture Business in the applicable periods to represent the applicable minimum threshold of the consolidated revenue of such Entity in such periods, would have violated Section 3.04(b)(i)(B) or clause (iii) of the proviso to Section 3.04(d), Intesa shall give Lazard written notice setting forth, in reasonable detail and for each of the applicable periods, Intesa’s good faith calculation of the consolidated revenue of such Entity attributable to Joint Venture Business and the total consolidated revenue of such Entity. Intesa shall provide such written notice promptly (and in any event within 30 days) after the execution of any agreement providing for such acquisition or Business Combination Transaction and in any event prior to the consummation thereof, provided that in the event that Intesa shall be legally or contractually prohibited from disclosing such information to Lazard or shall not, notwithstanding its good faith efforts, be able to calculate such amounts (including any estimate thereof), Intesa shall provide such written notice promptly (and in any event within 30 days) after the consummation of such acquisition or Business Combination Transaction.

Section 3.05 Non-Solicitation. In accordance with Section 1.01(a), Section 9.4 of the Transaction Agreement shall survive such termination, continue in full force and effect in accordance with its terms and be deemed to be incorporated herein by reference, except that Section 9.4(b)(v) is hereby amended, effective from and after the Closing, to read in its entirety as follows:

(iv) “Solicitation Period” means the period commencing on the date hereof and ending on February 28, 2008.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Mutual Representations and Warranties. Each of Lazard and the JV Company render to Intesa, and Intesa hereby renders to Lazard and to the JV Company, the following representations and warranties which are and shall be true and accurate both as of the date hereof and on Closing Date as if they were made as of such date:

(a) The party making the representation (the “Representing Party”) has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of incorporation or formation, as applicable, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Representing Party is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any change affecting, or event or condition having an effect on, the Representing Party or any of its subsidiaries that materially burdens the ability of the Representing Party to timely perform its obligations under this Agreement or prevents or materially delays the consummation of the transactions contemplated by this Agreement.

(b) Authority. The Representing Party has full corporate or company power and authority (as applicable) to execute and deliver this Agreement and each of the Other Documents to which it is a party and to perform its obligations hereunder and thereunder in accordance with their respective terms. This Agreement and the Other Documents have been approved by the board of directors of the Representing Party, and no other corporate proceedings on the part of the Representing Party are necessary to authorize the execution and delivery of this Agreement, any of the Other Documents or the consummation by the Representing Party of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Representing Party, and, assuming the due authorization, execution and delivery hereof by the other parties, constitutes a valid and legally binding agreement of the Representing Party, enforceable against the Representing Party in accordance with its terms. Each of the Other Documents to which such Representing Party is a party will be duly executed and delivered by the Representing Party, and, upon such execution and delivery and assuming the due authorization, execution and delivery thereof by the other party or parties, will constitute a valid and legally binding agreement of the Representing Party, enforceable against the Representing Party in accordance with its terms.

(c) Consents and Approvals. Other than the clearance of the Italian antitrust authority with respect to the transfer of the Intesa JV Interest pursuant to Section 1.01(b) and the confirmation of the U.S. Federal Reserve set forth in Section 2.02(a), there is no requirement applicable to the Representing Party or its affiliates to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority in connection with the execution, delivery and performance by the Representing Party of this Agreement or any Other Document to which it is a party or the consummation by the Representing Party of the transactions contemplated hereby or thereby, except for such permits, authorizations, consent or approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Representing Party of this Agreement or any Other Document to which it is a party nor the consummation by the Representing Party of the transactions contemplated hereby or thereby will (i) violate any provision of the Representing Party’s governing agreements (which, in the case of

Lazard, shall mean its limited liability company agreement and, in the case of Intesa, shall mean its by-laws), (ii) result in a default or breach (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of (1) any material indebtedness of the Representing Party or its subsidiaries or (2) any material arrangement or agreement of the Representing Party with any third party, or (iii) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to the Representing Party, except, in the case of each of clauses (i), (ii) and (iii), for such violations, defaults or breaches (or rights of termination, cancellation or acceleration) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Absence of Impediments. There are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Authority or arbitration tribunal against the Representing Party or any of its subsidiaries, (ii) lawsuits, actions or proceedings pending or, to the knowledge of the Representing Party, threatened against the Representing Party or any of its subsidiaries, or (iii) investigations by any Governmental Authority which are, to the knowledge of the Representing Party, pending or threatened against the Representing Party or any of its subsidiaries, which, in the case of each of clauses (i), (ii) and (iii), individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect.

(e) Brokers. The Representing Party has not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement or the Other Documents who would have a valid claim for a fee or commission from, in the case of Intesa as the representing party, Lazard or the JV Company and, in the case of Lazard or the JV Company as the representing party, Intesa, in each case in connection with such transactions.

Section 4.02 Additional Representations of Intesa. Intesa hereby renders to Lazard and to the JV Company the following representations and warranties which are and shall be true and accurate both as of the date hereof and on Closing Date as if they were made as of such date: Intesa owns the Intesa JV Interest, the Intesa JV Note and the $150 Million Lazard Note free and clear of any Liens, and the Intesa JV Note constitutes all of the Intesa JV Debts (as defined in the Transaction Agreement).

ARTICLE V

TERMINATION

Section 5.01 Termination. Subject to the terms of Section 5.02, this Agreement may be terminated at any time prior to the Closing by:

(a) the mutual written consent of Intesa, Lazard and the JV Company;

(b) either Intesa or Lazard if any injunction, restraining order or decree of any nature of any Governmental Authority shall restrain, or prohibit the consummation of the transactions contemplated by this Agreement, and such injunction, order or decree shall become final and nonappealable and was not entered into at the request of the terminating party; or

(c) either Intesa or Lazard if the Closing shall not have occurred by September 30, 2006, if the failure of the Closing to occur on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any covenant provided for herein that is required to be fulfilled prior to the Closing.

Section 5.02 Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.01, this Agreement shall terminate (a) on the date that written notice thereof by the terminating party to the other parties shall be given by such terminating party, or (b) if termination is based on mutual written consent of the parties hereto pursuant to Section 5.01(a), the date specified in the written consent to such termination signed by each of the parties hereto, and upon such termination, this Agreement (including the release and indemnity set forth in Section 3.02 hereof) shall become void and have no effect, the transactions contemplated hereby shall be abandoned without further action by the parties hereto, and the parties hereto shall be deemed to have waived and released any claim or action with respect to this Agreement (including any claim against any director, officer or employee of the parties or their affiliates); provided, however, that such termination shall not relieve any party hereto of any liability for any willful breach of this Agreement. For sake of clarity, it is understood that in the event of any termination of this Agreement, all rights and obligations arising from the Transaction Agreement and the Ancillary Agreements (as defined in the Transaction Agreement) shall survive, and continue in full force and effect in accordance with their terms, without any limitation.

ARTICLE VI

GENERAL

Section 6.01 Interpretation. Article, Section and clause references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. References to the masculine gender include the feminine gender. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph, clause or subdivision.

Section 6.02 Certain Definitions. Unless the context requires a different meaning, the following terms used in this Agreement shall have the meanings indicated:

(a) “affiliate” or “affiliates” means, with respect to a person, any other person in which the first such person has a direct or indirect controlling interest or by which the first such person is directly or indirectly controlled or which is under direct or indirect common control with the first such person (for the avoidance of doubt, the JV Company shall not be deemed to be an affiliate of either Intesa or Lazard, and neither Lazard nor Intesa shall be deemed to be an affiliate of the JV Company, under this Agreement unless otherwise indicated);

(b) “Business Day” means each day that is not a day on which banking institutions in either New York or Milan are authorized or obligated by law or executive order to close;

(c) “control” with respect to any person means the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing;

(d) “controlled affiliate” means, with respect to a person, any other person in which the first such person has a direct or indirect controlling interest ignoring the concept of “under common control” (for the avoidance of doubt, the JV Company shall not be deemed to be a controlled affiliate of either Intesa or Lazard under this Agreement unless otherwise indicated);

(e) “dollars” or “$” means United States dollars;

(f) “Entity” means any corporation, limited liability company, S.p.A. (Società per azioni), S.r.l. (Società a responsabilità limitata), trust, joint venture, association, company, partnership or other business entity;

(g) “Euro” or “€“ means European Union Euros;

(h) “person” or “persons” means natural persons, corporations, limited liability companies, S.p.A.’s (Società per azioni), S.r.l.’s (Società a responsabilità limitata), trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities; and

(i) “subsidiary” or “subsidiaries” means, with respect to any person, any corporation, limited liability company, S.p.A. (Società per azioni), s.r.l. (Società a responsabilità limitata), trust, joint venture, association, company, partnership or other legal entity of which a person (either alone or through or together with any other subsidiary of such person) (A) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or (B) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation or other legal entity or (2) control of such corporation or other legal entity (for the avoidance of doubt, the JV Company shall not be deemed to be a subsidiary of either Intesa or Lazard under this Agreement unless otherwise indicated).

Section 6.03 Costs and Expenses. All costs and expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such cost or expense;

provided that the aggregate tax on the stock exchange agreement under Italian law arising as a result of the transfer of the Intesa JV Interest pursuant to Section 1.01(b) shall be shared and paid equally by Intesa and Lazard.

Section 6.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 6.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 6.06 Governing Law; Disputes. This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the Republic of Italy without reference to the choice of law principles thereof (without prejudice to any different choice of law in each of the Other Documents, which choice of law shall govern such Other Documents and their performance). Except for injunctive relief contemplated by Section 6.07 and except as otherwise provided in any Other Document, all disputes arising under this Agreement shall be settled exclusively and finally in accordance with the procedures set forth in Section 11.5 of the Transaction Agreement, which are hereby incorporated by reference herein.

Section 6.07 Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any of the Other Documents to which it is a party were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions hereof and thereof, this being in addition to any other remedy to which they may be entitled by law or by this Agreement (it being understood that this Section 6.07 shall not amend or modify in any respect the choice of law and forum provisions of any Other Document).

Section 6.08 Entire Agreement. This Agreement and the Other Documents constitute the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. In the event of any inconsistency between the provisions of this Agreement and the Other Documents, on the one hand, and the provisions of any other agreement, on the other hand, between Intesa or any of its affiliates, on the one hand, and Lazard, the JV Company or any affiliate of Lazard or the JV Company, on the other hand, the provisions of this Agreement and the Other Documents shall prevail, and the parties hereto shall execute or cause to be executed an amendment, if necessary in their good faith judgment, to such other agreement to remove such inconsistency.

Section 6.09 No Third-Party Beneficiaries. Except in each case as provided in Section 3.02, this Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 6.08 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be made in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

If to Lazard:

Lazard Group LLC
30 Rockefeller Plaza
New York, New York 10010
UNITED STATES OF AMERICA
Attention:	General Counsel
Facsimile:	(212) 332-5972
Telephone:	(212) 632-6000

with a copy (which shall not constitute notice) to each of:

Gianni, Origoni, Grippo & Partners Studio Legale
Via Delle Quattro Fontane, 20
00184 Roma
ITALY
Attention:	Francesco Gianni, Esq.
Raimondo Premonte, Esq.
Facsimile:	+39 06 4871101
Telephone:	+39 06 478751

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Adam D. Chinn, Esq.
Benjamin D. Fackler, Esq.
Facsimile:	001-212-403-2000
Telephone:	001 212-403-1000

If to Intesa:

Banca Intesa S.p.A.
Via Monte di Pietà, n. 8
20121 Milano
ITALY
Attention:	Direzione Affari Legali
Telephone:	+39 02 8796 3523
Facsimile:	+39 02 8796 2076

with a copy (which shall not constitute notice) to:

Pedersoli e Associati
Via Monte di Pietà, 15
20121 Milano
ITALY
Attention:	Alessandro Pedersoli, Esq.
Alessandro Dubini, Esq.
Facsimile:	+39 02 303051
Telephone:	+39 02 30305333

and

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
UNITED STATES OF AMERICA
Attention:	George J. Sampas, Esq.
Facsimile:	001 212-558-3588
Telephone:	001 212-551-4000

If to the JV Company:

Lazard & Co. S.r.l.
Via Dell’Orso, 2
20121 Milano
ITALY
Attention:	Mario Sirocchi, Esq.
Santina Negri
Facsimile:	+39 02-72312392
Telephone:	+39 02-723121

with a copy (which shall not constitute notice) to:

Lazard Group LLC
30 Rockefeller Plaza
New York, New York 10020
UNITED STATES OF AMERICA
Attention:	General Counsel
Facsimile:	212-332-5972
Telephone:	212-632-6000

and

Gianni, Origoni, Grippo & Partners Studio Legale
Via Delle Quattro Fontane, 20
00184 Roma
ITALY
Attention:	Francesco Gianni, Esq.
Raimondo Premonte, Esq.
Facsimile:	+39 06 4871101
Telephone:	+39 06 478751

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Adam D. Chinn, Esq.
Benjamin D. Fackler, Esq.
Facsimile:	001-212-403-2000
Telephone:	001 212-403-1000

Section 6.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of Intesa and Lazard (for the avoidance of doubt, it is hereby acknowledged that the rights and limitations with respect to assignment and transfer of any Other Document shall be governed by the terms of such Other Documents).

Section 6.12 Headings. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.13 Amendments and Waivers. This Agreement may not be modified or amended or waived in whole or in part except by an instrument or instruments in writing signed by each of Lazard and Intesa and, to the extent that such modification, amendment or waiver adversely affects the rights or obligations of the JV Company set forth in this Agreement, the JV Company. The waiver by such parties hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 6.14 Publicity. Intesa, on the one hand, and Lazard and the JV Company, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, except in each case as required by applicable law or any listing agreement with a securities exchange. It is acknowledged and agreed that Lazard and its affiliates may file this Agreement and the Other Documents with the U.S. Securities and Exchange Commission together with a description thereof. The parties agree to consult with each other to develop a joint press release in mutually agreed form for release in connection with the announcement of the entry into this Agreement.

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

BANCA INTESA S.P.A.

By:	/s/ Paolo Grandi
Name:	Paolo Grandi
Title:

LAZARD GROUP LLC

By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	Managing Director and General Counsel

LAZARD & CO. S.R.L.

By:	/s/ Marco Stella
Name:	Marco Stella
Title:	General Manger

[Termination Agreement Signature Page]

Annex A

Banca Leonardo S.p.A. with registered office in Milan, Via Dante, 16, and any of its controlled affiliates

EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY OTHER STATE OR OTHER COUNTRY AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THIS SECURITY HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS IS AVAILABLE.

THIS SECURITY MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11 HEREOF.

Lazard Group LLC

Senior Promissory Note

Due February 28, 2008

US $96,000,000	New York, New York As of [•], 2006

FOR VALUE RECEIVED, the undersigned, Lazard Group LLC, a Delaware limited liability company (together with its successors, the “Company”), hereby promises to pay to the order of Banca Intesa S.p.A. (“Intesa”, together with its successors and permitted assigns, the “Holder”), the principal sum of Ninety-Six Million United States Dollars (US$96,000,000), together with interest from the date hereof on the unpaid balance thereof; the Company hereby fully acknowledges to be a debtor of Intesa in respect of the aforementioned sum, to be paid in accordance with the terms provided herein. The Company shall pay interest at the rate set forth in Section 2(a) annually in arrears on December 31 of each year commencing December 31, 2006 (each date of payment being an “Interest Payment Date”) and on the date on which the principal amount hereof shall be due to the extent then accrued and unpaid. Unless prepaid pursuant to Section 3 below, the principal amount of this Promise and accrued and unpaid interest thereon shall be payable in full as set forth in Section 2(b). Payments of both principal and interest are to be made in accordance with Section 4 below. As used herein, the term “Promise” includes this Promise and any document issued in exchange herefor or in replacement hereof.

Section 1. Certain Definitions.

(a) The following terms, as used herein, have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized by law to close for business in New York City, New York, United States of America or Milan, Italy.

“control”, used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing;

“Debt” means (without duplication), with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including any such instrument evidencing a purchase money obligation) including securities, (C) for any letter of credit or performance or surety bond obtained by such Person, (D) for the payment of money relating to a capitalized lease obligation, or (E) with respect to any sale and leaseback transaction; (ii) any obligations of other Persons of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any obligation of the kind described in any of the preceding clauses (i), (ii) or (iii).

“Person” or “Persons” means natural persons, corporations, limited liability companies, S.p.A.’s (Società per Azioni), S.r.l.’s (Società a responsabilità limitata), trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, S.p.A (Società per Azioni), S.r.l. (Società a responsabilità limitata), trust, joint venture, association, company, partnership or other legal entity of which a Person (either alone or through or together with any other Subsidiary of such Person) (A) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (B) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation or other legal entity or (2) control of such corporation or other legal entity.

(b) As used in this Promise, the expressions “pay in full”, “paid in full” or “payment in full” means, with respect to any indebtedness, the final and indefeasible payment in full in cash of all such indebtedness in accordance with its terms.

Section 2. Payments.

(a) Interest. Interest on the unpaid balance of the principal amount of this Promise will accrue annually at 4.25% per annum. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Interest is payable in cash, in arrears, on each Interest Payment Date as set forth in the first paragraph of this Promise, or, if such date is not a Business Day, on the immediately following Business Day, and on the Maturity Date, defined in Section 2(b) below.

(b) Maturity Date. All amounts owing under this Promise, both principal and interest, shall be payable in full on February 28, 2008 (the “Maturity Date”).

Section 3. Optional Prepayments. The Company may, upon five (5) Business Days’ notice to the Holder, at the option of the Company, prepay any or all of the principal amount of this Promise, without penalty or premium. All such prepayments shall be accompanied by the payment of all unpaid interest on the principal amount prepaid accrued to the date of prepayment, or, if such date is not a Business Day, accrued to the Business Day immediately preceding such date of prepayment.

Section 4. Method of Payment. Payment of any amounts due hereunder (whether principal or interest) shall be made in United States Dollars by wire transfer of immediately available funds to such bank account as the Holder may from time to time designate in writing. Any payment due hereunder on a date which is not a Business Day shall be due and payable on the immediately following Business Day.

Section 5. Events of Default. If any of the following events (“Events of Default”) occurs:

(a) the Company fails to pay any amount due under this Promise when the same becomes due and payable, and such failure continues for thirty (30) days after notice thereof to the Company;

(b) the Company shall have materially breached its covenants contained in this Promise, and such breach shall not have been cured by the date thirty (30) days after notice thereof to the Company;

(c) the Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation in the United States, or files any answer admitting or failing to deny the material allegations of a petition filed against the Company for any such relief, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or the Company or its directors or majority stockholders take any action for the purpose of effecting any of the foregoing;

(d) if, within 60 days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, in the United States, such proceeding has not been dismissed or if, within 60 days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated; or

(e) the Company shall be in default beyond any applicable grace or notice period in the payment of Debt for money borrowed in an amount in excess of $50,000,000, and (i) the holders of such Debt shall have demanded accelerated repayment thereof, or (ii) the final maturity of such Debt shall have occurred.

then and, in any such event, the Holder at its option may proceed to protect and enforce its rights in the manner set forth in Section 6 below.

Section 6. Remedies on Default, etc. If an Event of Default has occurred and is continuing, subject to Section 8, the Holder may (a) elect, by written notice to the Company, to declare the entire amount outstanding hereunder to be due and payable in full, whereupon the entire such amount shall be and become due and payable in full, provided, however, that no such notice shall be required in the event of occurrence of one of the events specified in clauses (c) or (d) of Section 5 and if any such event shall occur this Promise and all amounts outstanding hereunder shall immediately and automatically be and become due and payable in full without notice or declaration of any kind, and/or (b) proceed to protect and enforce its rights by a suit or other appropriate proceeding, whether for the specific performance of any agreement contained in this Promise, or for an injunction against a violation of any of the terms hereof or in aid of the exercise of any right, power or remedy granted hereby or by law, equity, statute or otherwise. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy will operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred hereby is exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, by statute or otherwise. To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption law now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on this Promise or on any claim for principal of, or interest on, this Promise.

Section 7. Ranking and Priority of Promise.

(a) Ranking. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder, by its acceptance of this Promise likewise covenants and agrees, that anything herein or any related agreement or instrument to the contrary notwithstanding, the indebtedness evidenced by or arising on account of this Promise (or any renewal or extension thereof), including, without limitation, principal and interest, shall rank pari passu in right of payment with all other unsubordinated Debt of the Company, whether outstanding on the date hereof or incurred hereafter.

(b) Distributions in Bankruptcy. Upon any distribution in any bankruptcy or similar proceeding, the Holder shall be entitled to share in such distribution ratably with all other holders of unsubordinated Debt until all such unsubordinated debt has been paid in full.

(c) Reliance. Upon any distribution in a bankruptcy or similar proceeding, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which the proceeding is pending, or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of unsubordinated Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

(d) Obligations Not Impaired. Nothing contained in this Promise is intended to or will impair as between the Company, its creditors, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder as and when amounts become due and payable in accordance with the terms of this Promise or affect the relative rights of the Holder and the creditors of the Company.

Section 8. Amendments and Waivers. Neither this Promise nor any term hereof may be amended or waived orally or in writing, except that any term of this Promise may be amended and the observance of any term of this Promise may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Holder.

Section 9. Captions. The captions in this Promise are included for convenience of reference only and do not form a part of this Promise or in any way limit or affect its interpretation or construction.

Section 10. Notices. All notices, consents, waivers and other communications required or permitted by this Promise shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number or Person as a party may designate by notice to the other parties):

If to the Company:

Lazard Group LLC
30 Rockefeller Plaza
New York, New York 10020
UNITED STATES OF AMERICA
Attention:	General Counsel
Facsimile:	(212) 332-5972
Telephone:	(212) 632-6000

with a copy (which shall not constitute notice) to each of:

Gianni, Origoni, Grippo & Partners Studio Legale
Via Delle Quattro Fontane, 20
00184 Roma
ITALY
Attention:	Francesco Gianni, Esq.
Raimondo Premonte, Esq.
Facsimile:	+39 06 4871101
Telephone:	+39 06 478751

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
UNITED STATES OF AMERICA
Attention:	Adam D. Chinn, Esq.
Benjamin D. Fackler, Esq.
Facsimile:	001-212-403-2000
Telephone:	001-212-403-1000

If to the Holder:

Banca Intesa S.p.A.
Via Monte di Pietà n. 8
20121 Milano
ITALY
Attention:	Direzione Partecipazioni
Facsimile:	+39 02 8796 2072
Telephone:	+39 02 8796 2376

and

Banca Intesa S.p.A.
Via Monte di Pietà n. 8
20121 Milano
ITALY
Attention:	Direzione Affari Legali
Telephone:	+39 02 8796 3523
Facsimile:	+39 02 8796 2079

with a copy (which shall not constitute notice) to:

Pedersoli e Associati
Via Monte di Pietà, 15
20121 Milano
ITALY
Attention:	Alessandro Pedersoli, Esq.
Facsimile:	+39 02 303051
Telephone:	+39 02 30305333

and

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
UNITED STATES OF AMERICA
Attention:	George J. Sampas, Esq.
Facsimile:	001-212-558-3588
Telephone:	001-212-551-4000

Section 11. Restrictions on Transfer. THE HOLDER MAY NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR OTHERWISE PLEDGE OR DISPOSE OF THIS PROMISE, INCLUDING THE UNDERLYING RIGHT TO RECEIVE PAYMENT HEREUNDER, AT ANY TIME WITHOUT OBTAINING THE PRIOR WRITTEN CONSENT OF THE COMPANY; provided, however, that the Holder may transfer this Promise, including the underlying right to receive payment hereunder, (a) without obtaining such prior written consent, (i) in whole, within thirty (30) days of the date of this Promise, to Citigroup, Inc. or the Goldman Sachs Group, Inc., (ii) after the occurrence and during the continuance of an Event of Default, in whole or in part, to Citigroup, Inc., the Goldman Sachs Group, Inc., JPMorgan Chase & Co. or the Bank of New York, Inc., or (iii) in whole or in part, to a wholly-owned and controlled Subsidiary of Intesa (provided that (A) such wholly-owned and controlled Subsidiary irrevocably and absolutely undertakes in writing (x) to assume all obligations of the Holder hereunder; and (y) to immediately transfer this Promise in full back to Intesa in the event such Subsidiary ceases to be a wholly-owned and controlled Subsidiary of Intesa; (B) Intesa undertakes to accept such transfer in the event that such Subsidiary ceases to be a wholly-owned and controlled Subsidiary of Intesa), and (C) Intesa delivers written notice thereof to the Company prior to such transfer that certifies as to the identity of the transferee Subsidiary and compliance with this proviso), or (b) by first obtaining written consent of the Company, such consent not to be unreasonably withheld, in whole, to Citigroup, Inc., the Goldman Sachs Group, Inc., JPMorgan Chase & Co. or the Bank of New York, Inc.

Section 12. Governing Law; Construction. THIS PROMISE IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS

PRINCIPLES THEREOF. Each of the Company and the Holder agrees that all actions or proceedings arising out of or in connection with this Promise, or for recognition and enforcement of any judgment arising out of or in connection with this Promise, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each of the Company and the Holder hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Company and the Holder hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Promise, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

IN WITNESS WHEREOF, the Company has caused this Promise to be executed and delivered on the date first written above.

LAZARD GROUP LLC

By:
Name:
Title:

Accepted and agreed as of the

day and year first above written:

BANCA INTESA S.P.A.

By
Name:
Title:

[Senior Promissory Note Signature Page]

EXHIBIT B

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER COUNTRY AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THIS SECURITY HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS IS AVAILABLE.

THIS SECURITY MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS PROVISIONS OF SECTION 11 HEREOF.

LAZARD GROUP LLC

Subordinated Promissory Note

Due February 28, 2008

US $50,000,000	New York, New York As of [•], 2006

FOR VALUE RECEIVED BY WAY OF SUBORDINATED FINANCING, the undersigned, Lazard Group LLC, a Delaware limited liability company (together with its successors, the “Company”), hereby promises to pay to the order of Banca Intesa S.p.A. (“Intesa”, together with its successors and permitted assigns, the “Holder”), the principal sum of Fifty Million United States Dollars (US$50,000,000), together with interest from the date hereof on the unpaid balance thereof; the Company hereby fully acknowledges to be a debtor of Intesa in respect of the aforementioned sum, to be paid in accordance with the terms provided herein. The Company shall pay interest at the rate set forth in Section 2(a) annually in arrears on December 31 of each year commencing December 31, 2006 (each date of payment being an “Interest Payment Date”) and on the date on which the principal amount hereof shall be due to the extent then accrued and unpaid. Unless prepaid pursuant to Section 3 below, the principal amount of this Promise and accrued and unpaid interest thereon shall be payable in full as set forth in Section 2(b). Payments of both principal and interest are to be made in accordance with Section 4 below. As used herein, the term “Promise” includes this Promise and any document issued in exchange herefor or in replacement hereof.

Section 1. Certain Definitions.

(a) The following terms, as used herein, have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized by law to close for business in New York City, New York, United States of America or Milan, Italy.

“control”, used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing;

“Debt” means (without duplication), with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including any such instrument evidencing a purchase money obligation) including securities, (C) for any letter of credit or performance or surety bond obtained by such Person, (D) for the payment of money relating to a capitalized lease obligation, or (E) with respect to any sale and leaseback transaction; (ii) any obligations of other Persons of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any obligation of the kind described in any of the preceding clauses (i), (ii) or (iii).

“Person” or “Persons” means natural persons, corporations, limited liability companies, S.p.A.’s (Società per Azioni), S.r.l.’s (Società a responsabilità limitata), trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities.

“Senior Debt” means all other Debt of the Company, whether outstanding on the date of this Promise or thereafter created, incurred or assumed; provided, however, that, the term “Senior Debt” shall not include (A) the Debt hereunder, (B) any Debt or obligation owed to a Subsidiary, (C) any Debt or obligation which by the express terms of the instrument creating or evidencing the same is not superior in right of payment to the Debt outstanding hereunder, (D) any Debt or obligation which is subordinate in right of payment in any respect to any other Debt or obligation, unless such Debt or obligation by the express terms of the instrument creating or evidencing the same is senior to this Note and subordinated to another note, (E) for the avoidance of doubt, any Debt or obligation constituting a trade account payable, other account payable or similar liability, and (F) amendments, renewals, extensions, modifications and refundings of any such Debt or obligation referred to in clauses (A) through (E) hereof.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, S.p.A (Società per Azioni), S.r.l. (Società a responsabilità limitata), trust, joint venture, association, company, partnership or other legal entity of which a Person (either alone or through or together with any other Subsidiary of such Person) (A) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (B) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation or other legal entity or (2) control of such corporation or other legal entity.

(b) As used in this Promise, the expressions “pay in full”, “paid in full” or “payment in full” means, with respect to any indebtedness, the final and indefeasible payment in full in cash of all such indebtedness in accordance with its terms.

Section 2. Payments.

(a) Interest. Interest on the unpaid balance of the principal amount of this Promise will accrue annually at 4.60%per annum. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Interest is payable in cash, in arrears, on each Interest Payment Date as set forth in the first paragraph of this Promise, or, if such date is not a Business Day, on the immediately following Business Day, and on the Maturity Date, defined in Section 2(b) below.

(b) Maturity Date. All amounts owing under this Promise, both principal and interest, shall be payable in full on February 28, 2008 (the “Maturity Date”).

Section 3. Optional Prepayments. The Company may, upon five (5) Business Days’ notice to the Holder, at the option of the Company, prepay any or all of the principal amount of this Promise, without penalty or premium. All such prepayments shall be accompanied by the payment of all unpaid interest on the principal amount prepaid accrued to the date of prepayment, or, if such date is not a Business Day, accrued to the Business Day immediately preceding such date of prepayment.

Section 4. Method of Payment. Payment of any amounts due hereunder (whether principal or interest) shall be made in United States Dollars by wire transfer of immediately available funds to such bank account as the Holder may from time to time designate in writing. Any payment due hereunder on a date which is not a Business Day shall be due and payable on the immediately following Business Day.

Section 5. Events of Default. If any of the following events (“Events of Default”) occurs:

(a) the Company fails to pay any amount due under this Promise when the same becomes due and payable, and such failure continues for thirty (30) days after notice thereof to the Company;

(b) the Company shall have materially breached its covenants contained in this Promise, and such breach shall not have been cured by the date thirty (30) days after notice thereof to the Company;

(c) the Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation in the United States, or files any answer admitting or failing to deny the material allegations of a petition filed against the Company for any such relief, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or the Company or its directors or majority stockholders take any action for the purpose of effecting any of the foregoing;

(d) if, within 60 days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, in the United States, such proceeding has not been dismissed or if, within 60 days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated; or

(e) the Company shall be in default beyond any applicable grace or notice period in the payment of Debt for money borrowed in an amount in excess of $50,000,000, and (i) the holders of such Debt shall have demanded accelerated repayment thereof, or (ii) the final maturity of such Debt shall have occurred.

then and, in any such event, the Holder at its option may proceed to protect and enforce its rights in the manner set forth in Section 6 below.

Section 6. Remedies on Default, etc. If an Event of Default has occurred and is continuing, subject to Section 8, the Holder may (a) elect, by written notice to the Company, to declare the entire amount outstanding hereunder to be due and payable in full, whereupon the entire such amount shall be and become due and payable in full, provided, however, that no such notice shall be required in the event of occurrence of one of the events specified in clauses (c) or (d) of Section 5 and if any such event shall occur this Promise and all amounts outstanding hereunder shall immediately and automatically be and become due and payable in full without notice or declaration of any kind, and/or (b) proceed to protect and enforce its rights by a suit or other appropriate proceeding, whether for the specific performance of any agreement contained in this Promise, or for an injunction against a violation of any of the terms hereof or in aid of the exercise of any right, power or remedy granted hereby or by law, equity, statute or otherwise. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy will operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred hereby is exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, by statute or otherwise. To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption law now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on this Promise or on any claim for principal of, or interest on, this Promise.

Section 7. Ranking and Priority of Promise.

(a) Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder, by its acceptance of this Promise likewise covenants and agrees, that anything herein or any related agreement or instrument to the contrary notwithstanding, the indebtedness evidenced by or arising on account of this Promise

(or any renewal or extension thereof), including, without limitation, principal and interest, is and shall be subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding on the date hereof or incurred hereafter, to the extent and in the manner set forth herein.

(b) Extent of Subordination. If any payment default has occurred and is continuing on any Senior Debt, or a non-payment default has occurred and is continuing on the Senior Debt and the Holder has received notice of such non-payment default, then the Company shall not make any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities, to, or for the benefit of, the Holder pursuant to or in respect of this Promise (whether for principal or interest or otherwise, and whether before, after or in connection with any dissolution, winding up, liquidation or reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company). Notwithstanding the preceding sentence, if the Senior Debt has been paid in full or the relevant default has been cured or waived, the Company may make payments in respect of this Promise.

(c) Distributions in Bankruptcy. Upon any distribution in any bankruptcy or similar proceeding, any distribution to which the Holder is entitled shall be paid directly to the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all other distributions to or for the benefit of the holders of Senior Debt.

(d) Priority in Liquidation and Similar Proceedings. In the event of any liquidation, dissolution or winding up of the Company, the Debt outstanding hereunder shall be pari passu in right of payment to all limited liability company interests, reserves or other equity interests of the Company.

(e) Application of Distributions. If any distribution, payment or deposit to redeem, defease or acquire the Debt outstanding hereunder shall have been received by the Holder at a time when such distribution was prohibited by the provisions of this Section 7, then, unless such distribution is no longer prohibited by this Section 7, such distribution shall be received and applied by the Holder for the benefit of the holders of Senior Debt, and shall be paid or delivered by the Holder to the holders of Senior Debt for application to the payment of all Senior Debt.

(f) Subrogation Rights. The Holder shall not have any subrogation or other rights of recourse to any security in respect of any Senior Debt until such time as all Senior Debt shall have been paid in full. Upon the payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to Senior Debt until all amounts owing in respect of the Debt outstanding hereunder shall be so paid. No distributions to the holders of Senior Debt which otherwise would have been made to the Holder shall, as between the Company and the Holder, be deemed to be payment by the Company to or on account of Senior Debt. If any distribution to which the Holder would otherwise have been entitled shall have been applied pursuant to the provisions of this Section 7 to the payment of Senior Debt, then the Holder shall be entitled to receive from the holders of such Senior Debt any distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable on such Senior Debt to the extent provided herein.

(g) Reliance. Upon any distribution in a bankruptcy or similar proceeding, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which the proceeding is pending, or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

(h) Ratable Distributions. Any distribution otherwise payable to the Holder made to holders of Senior Debt pursuant to this Section 7 shall be made to such holders of Senior Debt ratably according to the respective amount of Senior Debt held by each, taking into account any priorities which may be established among the holders of such Senior Debt.

(i) Obligations Not Impaired. Nothing contained in this Promise is intended to or will impair as between the Company, its creditors, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder as and when amounts become due and payable in accordance with the terms of this Promise or affect the relative rights of the Holder and the creditors of the Company.

(j) Further Actions. The Holder, by its acceptance hereof, agrees to take such further action as may be reasonably requested by the Company and/or by law in order to effectuate the subordination as provided herein.

Section 8. Amendments and Waivers. Neither this Promise nor any term hereof may be amended or waived orally or in writing, except that any term of this Promise may be amended and the observance of any term of this Promise may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Holder.

Section 9. Captions. The captions in this Promise are included for convenience of reference only and do not form a part of this Promise or in any way limit or affect its interpretation or construction.

Section 10. Notices. All notices, consents, waivers and other communications required or permitted by this Promise shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number or Person as a party may designate by notice to the other parties):

If to the Company:

Lazard Group LLC
30 Rockefeller Plaza
New York, New York 10020
UNITED STATES OF AMERICA
Attention: General Counsel

Facsimile:	(212) 332-5972
Telephone:	(212) 632-6000

with a copy (which shall not constitute notice) to each of:

Gianni, Origoni, Grippo & Partners Studio Legale
Via Delle Quattro Fontane, 20
00184 Roma
ITALY
Attention:	Francesco Gianni, Esq.
Raimondo Premonte, Esq.
Facsimile:	+39 06 4871101
Telephone:	+39 06 478751

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
UNITED STATES OF AMERICA
Attention:	Adam D. Chinn, Esq.
Benjamin D. Fackler, Esq.
Facsimile:	001-212-403-2000
Telephone:	001-212-403-1000

If to the Holder:

Banca Intesa S.p.A.
Via Monte di Pietà n. 8
20121 Milano
ITALY
Attention:	Direzione Partecipazioni
Facsimile:	+39 02 8796 2072
Telephone:	+39 02 8796 2376

and

Banca Intesa S.p.A.
Via Monte di Pietà n. 8
20121 Milano
ITALY
Attention:	Direzione Affari Legali
Telephone:	+39 02 8796 3523
Facsimile:	+39 02 8796 2079

with a copy (which shall not constitute notice) to:

Pedersoli e Associati
Via Monte di Pietà, 15
20121 Milano
ITALY
Attention:	Alessandro Pedersoli, Esq.
Facsimile:	+39 02 303051
Telephone:	+39 02 30305333

and

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
UNITED STATES OF AMERICA
Attention:	George J. Sampas, Esq.
Facsimile:	001-212-558-3588
Telephone:	001-212-551-4000

Section 11. Restrictions on Transfer. THE HOLDER MAY NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR OTHERWISE PLEDGE OR DISPOSE OF THIS PROMISE, INCLUDING THE UNDERLYING RIGHT TO RECEIVE PAYMENT HEREUNDER, AT ANY TIME WITHOUT OBTAINING THE PRIOR WRITTEN CONSENT OF THE COMPANY; provided, however, that the Holder may transfer this Promise, including the underlying right to receive payment hereunder, (a) without obtaining such prior written consent, (i) in whole, within thirty (30) days of the date of this Promise, to Citigroup, Inc. or the Goldman Sachs Group, Inc., (ii) after the occurrence and during the continuance of an Event of Default, in whole or in part, to Citigroup, Inc., the Goldman Sachs Group, Inc., JPMorgan Chase & Co. or the Bank of New York, Inc., or (iii) in whole or in part, to a wholly-owned and controlled Subsidiary of Intesa (provided that (A) such wholly-owned and controlled Subsidiary irrevocably and absolutely undertakes in writing (x) to assume all obligations of the Holder hereunder; and (y) to immediately transfer this Promise in full back to Intesa in the event such Subsidiary ceases to be a wholly-owned and controlled Subsidiary of Intesa; (B) Intesa undertakes to accept such transfer in the event that such Subsidiary ceases to be a wholly-owned and controlled Subsidiary of Intesa), and (C) Intesa delivers written notice thereof to the Company prior to such transfer that certifies as to the identity of the transferee Subsidiary and compliance with this proviso), or (b) by first obtaining written consent of the Company, such consent not to be unreasonably withheld, in whole, to Citigroup, Inc., the Goldman Sachs Group, Inc., JPMorgan Chase & Co. or the Bank of New York, Inc.

Section 12. Governing Law; Construction. THIS PROMISE IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of the Company and the Holder agrees that all actions or proceedings arising out of or in connection with this Promise, or for recognition and enforcement of any judgment arising out of or in connection with this Promise, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each of the Company and the Holder hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Company and the Holder hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Promise, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

IN WITNESS WHEREOF, the Company has caused this Promise to be executed and delivered on the date first written above.

LAZARD GROUP LLC

By:
Name:
Title:

Accepted and agreed as of the

day and year first above written:

BANCA INTESA S.P.A.

By:
Name:
Title:

[Subordinated Promissory Note Signature Page]

EXHIBIT C

THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER COUNTRY AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THIS SECURITY OR SUCH SECURITIES HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS IS AVAILABLE.

THIS SECURITY MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11 HEREOF.

LAZARD FUNDING LIMITED LLC

Amended and Restated Subordinated Convertible Promissory Note

Due September 30, 2016

$150,000,000.00	New York, New York
As of [•], 2006

FOR VALUE RECEIVED, the undersigned, Lazard Funding Limited LLC, a Delaware limited liability company (together with its successors, the “Company”), hereby promises to pay to the order of Banca Intesa S.p.A., a Società per Azioni organized under the laws of the Republic of Italy (together with its successors and permitted assigns, the “Holder”), the principal sum of $150,000,000.00 together with interest from the date hereof on the unpaid balance thereof. The Company shall pay interest at the rate set forth in Section 2: (i) annually in arrears on March 26 of each year following the date of issuance of this Note (each date of payment being an “Interest Payment Date”), (ii) upon conversion in accordance with Section 7 hereof, and (iii) on the date on which the principal amount hereof shall be due to the extent then accrued and unpaid. The principal amount of this Note and accrued and unpaid interest thereon shall be payable in full on September 30, 2016 (such date or any earlier date upon which the outstanding amount hereunder is due pursuant to Section 5 below, the “Maturity Date”). Payments of both principal and interest are to be made in accordance with Section 3 below. As used herein, the term “Note” includes this Note and any Note issued in exchange herefor or in replacement hereof.

This Note has been unconditionally guaranteed by Lazard Group LLC (“Lazard” or the “Guarantor”) pursuant to the Guaranty.

Section 1. Certain Definitions.

(a) The following terms, as used herein, have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed for business in either New York City, New York, United States of America or Milan, Italy.

“Change of Control” means:

(i) the consummation of any transaction or series of transactions the result of which is the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 40% of either (A) the then-outstanding shares of Lazard Ltd Stock (the “Outstanding Lazard Ltd Stock”) or (B) the combined voting power of the then-outstanding voting securities of Lazard Ltd entitled to vote generally in the election of directors (the “Outstanding Lazard Ltd Voting Securities”), in each case, assuming the full exchange of the Class II Interests of LAZ-MD Holdings LLC for shares of Lazard Ltd Stock; provided, however, that, for purposes of this clause (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by Lazard Ltd or any of its controlled affiliates or by LAZ-MD Holdings LLC, a Delaware limited liability company, (2) any acquisition, through any form of transaction (including any Business Combination), by any group of executive officers or managing directors of Lazard or any of its Subsidiaries (“Lazard Partners”) who were serving in such capacity during the first to occur of the announcement of or the entry into the definitive agreement providing for such acquisition(any such acquisition, a “Management Buyout”), or (3) any acquisition pursuant to a transaction which complies with the proviso to clause (iii) of this definition;

(ii) failure of Continuing Directors to constitute a majority of the board of directors of Lazard Ltd; or

(iii) the consummation of any reorganization, merger, amalgamation, statutory share exchange or consolidation or similar corporate transaction involving Lazard Ltd or a sale or other disposition of all or substantially all of the assets of Lazard Ltd or the acquisition of all or substantially all of the assets or capital stock of another person by Lazard Ltd (a “Business Combination”); provided, however, that the following shall not constitute a Change of Control: (A) any Business Combination pursuant to which all or substantially all of the beneficial owners, respectively, of the Outstanding Lazard Ltd Common Stock and Outstanding Lazard Ltd Voting Securities immediately prior to the consummation of such Business Combination (assuming the full exchange of the Class II Interests of LAZ-MD Holdings LLC for shares of Lazard Ltd Stock) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Lazard Ltd or all or substantially all of Lazard Ltd’s assets either directly or through one or more Subsidiaries) (the “Continuing Company”) immediately after the consummation of such Business Combination and in any event in substantially the same proportions as their ownership, immediately prior to the consummation of such Business Combination, of the Outstanding Lazard Ltd Common Stock and Outstanding Lazard Ltd Voting Securities (assuming the full exchange of the Class II Interests of LAZ-MD Holdings LLC for shares of Lazard Ltd Stock), as the case may be, or (B) any Management Buyout.

“Continuing Directors” means the directors constituting Lazard Ltd’s board of directors at the date of this Note, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Lazard Ltd is recommended or approved by at least a majority of the then Continuing Directors.

“Debt” means (without duplication), with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including any such instrument evidencing a purchase money obligation) including securities, (C) for any letter of credit or performance or surety bond obtained by such Person, (D) for the payment of money relating to a capitalized lease obligation, or (E) with respect to any sale and leaseback transaction; (ii) any obligation of other Persons of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any obligation of the kind described in any of the preceding clauses (i), (ii) or (iii).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Guaranty” means that certain Amended and Restated Guaranty by Lazard in favor of the Holder, dated as of the date hereof, as from time to time amended or modified in accordance with its terms.

“Lazard Ltd” means Lazard Ltd, a Bermuda exempted limited company.

“Lazard Ltd Stock” means Class A Common Stock, par value $.01 per share, of Lazard Ltd.

“Lazard Operating Agreement” means the Operating Agreement of Lazard, dated as of May 10, 2005, as amended as of December 19, 2005, and as such may be further amended or supplemented from time to time.

“Person” or “Persons” means natural persons, corporations, limited liability companies, S.p.A.’s (Società per Azioni), S.r.l.’s (Società a responsabilità limitata), trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities.

“Senior Debt” means all Debt of the Company other than the Debt hereunder, whether outstanding on the date of this Note or thereafter created, incurred or assumed; provided, however, that the term “Senior Debt” shall not include (A) any Debt or obligation owed to a Subsidiary, (B) any Debt or obligation which by the express terms of the instrument creating or evidencing the same is not superior in right of payment to the Debt outstanding hereunder, (C) any Debt or obligation which is subordinate in right of payment in any respect to any other Debt or obligation, unless such Debt or obligation by the express terms of the instrument creating or evidencing the same is senior to this Note and subordinated to another Debt or obligation, (D) for the avoidance of doubt, any Debt or obligation constituting a trade account payable, other account payable or similar liability, or (E) amendments, renewals, extensions, modifications and refundings of any such Debt or obligation referred to in clauses (A) through (D) hereof.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, S.p.A. (Società per Azioni), S.r.l. (Società a responsabilità limitata), trust, joint venture, association, company, partnership or other legal entity of which a Person (either alone or through or together with any other Subsidiary of such Person) (A) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or (B) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation or such other legal entity or (2) control of such corporation or other legal entity.

(b) As used in this Note, the expressions “pay in full”, “paid in full” or “payment in full” means, with respect to any indebtedness, the final and indefeasible payment in full in cash of all such indebtedness in accordance with its terms.

(c) ”control”, used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Termination Agreement” means the Termination Agreement, dated as of March 31, 2006, by and among Lazard, the Holder and Lazard & Co. S.r.l.

Section 2. Payment of Interest.

(a) Interest on the unpaid balance of the principal amount of this Note will accrue annually at a rate per annum equal to 3.25%. Interest will be calculated on the basis of a 360-day year of twelve 30-day months starting from March 26, 2006; provided, however, that from and after the date on which an Event of Default occurs, and until such Event of Default is either cured or waived, interest shall accrue at a rate 3.00% per annum above the rate otherwise applicable (the “Higher Interest Rate”). Interest shall be payable, in arrears, (1) on each Interest Payment Date as set forth in the first paragraph of this Note, (2) upon conversion pursuant to Section 7 hereof, and (3) on the Maturity Date.

(b) The Company shall, upon no less than 5 Business Days’ notice to the Holder, have the option to defer payment of any interest due hereunder until the date that is 60 days after (i) the Interest Payment Date or (ii) any other date on which payment of interest would otherwise be due (each such date, a “Deferred Interest Payment Date”). The amount of interest so deferred (the “Deferred Interest”) shall accrue interest at the Higher Interest Rate, payable with the Deferred Interest on such Deferred Interest Payment Date.

Section 3. Method of Payment.

(a) Notwithstanding anything to the contrary set forth herein, unless and until this Note is converted in full in accordance with Section 7 hereof, (i) payment of amounts due and payable hereunder, including amounts due and payable on the Maturity Date or in connection with prepayment under Section 3 hereof, shall be made in United States Dollars by wire transfer of immediately available funds to such bank account as the Holder may from time to time designate in writing and (ii) any payment, whether of interest, principal, or otherwise, due hereunder on a date which is not a Business Day shall be due and payable on the immediately following Business Day.

(b) Taxes. Amounts due under this Note shall be paid free and clear of all United States federal, state or local taxes, assessments or governmental charges payable by deduction or withholding from payment of principal of or interest on this Note, except for any tax, assessment or governmental charge that would not have been imposed but for (i) the existence of any present or former connection between the Holder and the United States including, without limitation, the Holder being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, (ii) the Holder’s failure to comply with any certification, identification or other reporting requirements concerning the Holder’s nationality, residence, identity or connection with the United States, if compliance is required as a precondition to exemption from such tax, assessment or other governmental charge, or (iii) a failure by the Holder to provide the form specified in Section 3(c) of this Note in the manner specified therein or a failure of the form provided by the Holder pursuant to Section 3(c) of this Note to be accurate and effective.

(c) Tax Forms. The Holder shall deliver to the Company prior to the first payment of interest on or principal of this Note an appropriate U.S. Internal Revenue Service Form W-8 (or the appropriate successor form), duly executed and completed in a manner acceptable to the Company, certifying that the Holder is a foreign person for United States federal income tax purposes.

(d) Prepayment Option Upon Change in Tax Law. In the event that, on or after the date hereof any action is taken by any governmental agency or regulatory authority, or any statutory or regulatory amendment or change is enacted, promulgated or issued, or any interpretation or pronouncement is issued or adopted or any ruling is promulgated in any jurisdiction (collectively, a “Change in Tax Law”), the effect of which Change in Tax Law is to render this Note subject to any taxes, assessments or other governmental charges, other than any tax, assessment or governmental charge that would not have been imposed but for the existence of a condition set forth in clause (i), (ii) or (iii) of Section 3(b) hereof, the Company may, in its discretion, if this Note shall not have been previously converted in accordance with Section 7, prepay no later than 45 days after the Company shall have received notice of such Change in Tax Law the principal amount then outstanding hereunder, plus accrued and unpaid interest thereon through the date of prepayment, in accordance with Section 3(a), without penalty or premium.

Section 4. Events of Default. If any of the following events (“Events of Default”) occurs:

(a) the Company fails to pay any amount due under this Note when the same becomes due and payable under the terms of this Note, and such failure continues for 30 days after notice thereof by the Holder to the Company; provided, however, that this Section 4(a) shall not apply to Deferred Interest;

(b) the Company fails to pay any Deferred Interest under this Note when the same becomes due and payable on the applicable Deferred Interest Payment Date;

(c) the Company shall have materially breached its covenants contained in this Note, and the Company shall not have cured such breach by the date 30 days after notice thereof by the Holder to the Company; provided that the Higher Interest Rate shall apply during the 30-day grace period referred to in this Section 4(c);

(d) the Guarantor shall have materially breached its covenants to the Holder set forth in Section 7 of the Guaranty, and the Guarantor shall not have cured such breach by the date 30 days after notice thereof by the Holder to the Guarantor; provided that the Higher Interest Rate shall apply during the 30-day grace period referred to in this Section 4(d);

(e) the Company shall be in default beyond any applicable grace or notice period in the payment of Debt for money borrowed in an amount in excess of $50,000,000, and (i) the holders of such Debt shall have demanded accelerated repayment thereof, or (ii) the final maturity of such Debt shall have occurred;

(f) the Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation in the United States, or files any answer admitting or failing to deny the material allegations of a petition filed against the Company for any such relief, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or the Company or its directors or majority stockholders take any action for the purpose of effecting any of the foregoing; or

(g) if, within 60 days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, in the United States, such proceeding has not been dismissed or if, within 60 days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated;

then, and in any such event, the Holder at its option may proceed to protect and enforce its rights in the manner set forth in Section 5 below.

Section 5. Remedies on Default, etc. If an Event of Default has occurred and is continuing, the Holder may (a) elect, by written notice to the Company, to declare the entire amount outstanding hereunder to be due and payable in full, whereupon the entire such amount shall be and become due and payable in full, provided, however, that no such notice shall be required in the event of occurrence of one of the events specified in clauses (f) or (g) of Section 4 and if any such event shall occur, this Note and all amounts outstanding hereunder shall immediately and automatically be and become due and payable in full without notice or declaration of any kind, and/or (b) proceed to protect and enforce its rights by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof or in aid of the exercise of any right, power or remedy granted hereby or by law, equity, statute or otherwise. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy will operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred hereby is exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Section 6. Ranking and Priority of Note.

(a) Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder, by its acceptance of this Note likewise covenants and agrees, that anything herein or in the Termination Agreement or any related agreement or instrument to the contrary notwithstanding, the indebtedness evidenced by or arising on account of this Note (or any renewal or extension thereof), including, without limitation, principal and interest, is and shall be subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding on the date hereof or incurred hereafter, to the extent and in the manner set forth herein.

(b) Extent of Subordination. If any payment default has occurred and is continuing on any Senior Debt, or a non-payment default has occurred and is continuing on the Senior Debt and the Holder has received notice of such non-payment default, then the Company shall not make any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities, to, or for the benefit of, the Holder pursuant to or in respect of this Note (whether for principal or interest or otherwise), and whether before, after or in connection with any dissolution, winding up, liquidation or reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company). Notwithstanding the preceding sentence, if the Senior Debt has been paid in full or the relevant default has been cured or waived, the Company shall make payments in accordance with this Note.

(c) Distributions in Bankruptcy. Upon any distribution in any bankruptcy or similar proceeding, any distribution to which the Holder is entitled shall be paid directly to the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all other distributions to or for the benefit of the holders of Senior Debt.

(d) Priority in Bankruptcy. For avoidance of doubt, in the event of any liquidation, dissolution, reorganization or winding up of the Company, the Debt outstanding hereunder is senior and prior in right of payment to all limited liability company interests in the Company.

(e) Application of Distributions. If any distribution, payment or deposit to redeem, defease or acquire the Debt outstanding hereunder shall have been received by the Holder at a time when such distribution was prohibited by the provisions of this Section 6, then, unless such distribution is no longer prohibited by this Section 6, such distribution shall be received and applied by the Holder for the benefit of the holders of Senior Debt, and shall be paid or delivered by the Holder to the holders of Senior Debt for application to the payment of all Senior Debt in compliance with applicable law.

(f) Subrogation Rights. The Holder shall not have any subrogation or other rights of recourse to any security in respect of any Senior Debt until such time as all Senior Debt shall have been paid in full. Upon the payment in full of all Senior Debt and to the extent permitted by applicable law, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to Senior Debt until all amounts owing in respect of the Debt outstanding hereunder shall be so paid. No distributions to the holders of Senior Debt which otherwise would have been made to the Holder shall, as between the Company and the Holder, be deemed to be payment by the Company to or on account of Senior Debt. If any distribution to which the Holder would otherwise have been entitled shall have been applied pursuant to the provisions of this Section 6 to the payment of Senior Debt, then the Holder shall be entitled to receive from the holders of such Senior Debt any distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable on such Senior Debt to the extent provided herein and under applicable law.

(g) Reliance. Upon any distribution in a bankruptcy or similar proceeding, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which the proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

(h) Ratable Distributions. Any distribution otherwise payable to the Holder made to holders of Senior Debt pursuant to this Section 6 shall be made to such holders of Senior Debt ratably according to the respective amount of Senior Debt held by each, taking into account any priorities which may be established among the holders of such Senior Debt pursuant to applicable law.

(i) Obligations Not Impaired. Nothing contained in this Note is intended to or will impair as between the Company, its creditors, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder as and when amounts become due and payable in accordance with the terms of this Note or affect the relative rights of the Holder and the creditors of the Company.

(j) Further Actions. The Holder, by its acceptance hereof, agrees to take such further action as may be reasonably requested by the Company in order to effectuate the subordination as provided herein.

Section 7. Conversion.

(a) Conversion Right. Subject to and upon compliance with the terms and conditions of this Section 7, the Holder shall be entitled to convert (such entitlement, the “Conversion Right”) this Note, in whole or in part (in increments of principal amount of $10,000,000) (or, if less than $10,000,000 of principal shall be then outstanding, the entire remaining amount), at the times and in the amounts provided in Section 7(c)(ii), into fully paid and non-assessable shares of Lazard Ltd Stock at a conversion rate equal to 175,438 shares of Lazard Ltd Stock for each $10,000,000 of principal under this Note (such rate, as it may be adjusted pursuant to Section 7(g), the “Conversion Rate”) being converted in accordance with this Section 7. Upon any conversion of this Note, whether in whole or in part, in accordance with this Section 7, the Holder shall be entitled, in addition to any Lazard Ltd Stock otherwise deliverable to such Holder, to receive from the Company any accrued but unpaid interest on the applicable portion of this Note being so converted in cash in accordance with Section 2(a).

(b) The Holder is not entitled to any rights of a holder of Lazard Ltd Stock with respect to this Note until the Holder has converted any part of this Note for Lazard Ltd Stock and, in such case, only to the extent that this Note shall have been converted for Lazard Ltd Stock pursuant to this Section 7. The Company may satisfy its obligation to deliver shares of Lazard Ltd Stock to the Holder upon conversion of this Note in accordance with this Section 7 through direct issuance of fully paid and non-assessable shares of Lazard Ltd Stock by Lazard Ltd, the delivery of fully paid and non-assessable shares of Lazard Ltd Stock from an affiliate of Lazard Ltd or a combination thereof.

(c) Conversion Procedures.

(i) The conversion of this Note under this Section 7 shall be effected in accordance with this Section 7(c). Provisions that apply to the conversion of the entire principal amount of this Note shall also apply to an exchange of a portion of the principal amount of this Note.

(ii) This Note shall only become convertible at the times, and in the amounts, set forth in this Section 7(c)(ii): (A) on and after July 1, 2008 (or, if such date is not a Business Day, on the next Business Day after such date), an aggregate amount of principal under this Note equal to one-third of the principal amount of this Note outstanding as of such date (such amount of principal, the “Applicable Amount”) shall become convertible (subject to reduction pursuant to clause (E) below); (B) on and after July 1, 2009 (or, if such date is not a Business Day, on the next Business Day after such date), an additional aggregate amount of principal under this Note equal to the Applicable Amount (or, if less, the remaining outstanding principal under this Note) shall become convertible (subject to reduction pursuant to clause (E) below); (C) on and after July 1, 2010 (or, if such date is not a Business Day, on the next Business Day after such date), the remaining outstanding principal under this Note shall become convertible (subject to reduction pursuant to clause (E) below); (D) upon any Change of Control, the entire principal amount of the Note outstanding on such date shall become convertible; and (E) in the event that the Holder shall elect to participate in any Partner Interest Offering (as defined in the Registration Rights Agreement) pursuant to and in accordance with the Registration Rights Agreement, the aggregate amount of principal that shall be convertible hereunder into the number of shares of Lazard Ltd Stock that the Holder shall elect to register in such Partner Interest Offering (subject to the Pro Rata Cap (as defined in the Registration Rights Agreement)) shall become convertible (provided that the aggregate amount of principal of the Note that shall become convertible pursuant to this clause (E) shall be deducted from, and shall reduce, any and all amounts of principal under this Note that would otherwise become convertible, first, under clause (A) above, and, second, under clause (B) above, and, third, under clause (C) above); in the case of each of clauses (A), (B), (C), (D) and (E) of this Section 7(c)(ii), in accordance with and subject to the terms and conditions of this Section 7.

(iii) (A) In the event that the Holder desires to exercise its Conversion Right pursuant to Sections 7(c)(ii)(A) – (C) , the Holder must notify the Company in writing of its election to exercise its Conversion Right no later than 30 days, and no sooner than 60 days, prior to the date (which shall be a Business Day) on which the Holder desires for the conversion to become effective (such date, the “Conversion Date”), provided that in the event that Lazard Ltd shall give notice of a Piggy-back Registration (as defined in the Registration Rights Agreement), the Holder shall be entitled to notify the Company in writing of its election to exercise its Conversion Right in order to participate in such Piggy-back Registration with respect to the shares of Lazard Ltd Stock issuable upon such conversion, which notice shall be delivered on the same day as its notice to Lazard Ltd of the Holder’s election to participate in the applicable Piggy-back Registration pursuant to the Registration Rights Agreement, in each case on the terms and subject to the conditions set forth in the Registration Rights Agreement, with such conversion to be effective on the 10th day after the date on which the Holder’s election to exercise its Conversion Right pursuant to this proviso is given (or, if such day is not a Business Day, the first Business Day immediately following such day). Such written notice shall be irrevocable unless otherwise agreed by the Company in writing and shall certify as to the Holder’s desire to exercise its Conversion Right, the aggregate principal amount of the Note that the Holder desires to convert in accordance with this Section 7 and the desired Conversion Date and shall be executed by an executive officer of the Holder.

(B) In addition to the provisions of clause (A) above, in the event the Holder desires to exercise its Conversion Right pursuant to Section 7(c)(ii)(D), the Holder must notify the Company in writing of its election to exercise its Conversion Right no later than 30 days prior to the Change of Control, provided that notice of such Change of Control shall have been given to the Holder by the Company at least 45 days prior to such Change of Control. In the event notice of a Change of Control is given to Holder less than 45 days prior to, or is given after, such Change of Control, Holder shall have 15 days from the giving of such notice to notify the Company in writing of its election to exercise its Conversion Right and the desired Conversion Date (which date shall be a Business Day and shall be no sooner than the later of the Change of Control and 30 days after such notice and no later than the later of the Change of Control and 90 days after such notice). Such written notice shall be irrevocable unless otherwise agreed by the Company in writing and shall certify as to the Holder’s desire to exercise its Conversion Right and the desired Conversion Date and shall be executed by an executive officer of the Holder. For the avoidance of doubt, any conversion pursuant to Section 7(c)(ii)(D) shall be conditioned upon the

Change of Control actually occurring, and any notice delivered pursuant to this clause (iii) shall be cancelled and null and void in the event that the applicable Change of Control shall not occur.

(C) In the event the Holder desires to exercise its Conversion Right pursuant to Section 7(c)(ii)(E), the Holder must notify the Company in writing of its election to exercise its Conversion Right on the same date that it notifies Lazard Ltd of its election to participate in such Partner Interest Offering in accordance with the Registration Rights Agreement. Such written notice shall be irrevocable unless otherwise agreed by the Company in writing and shall certify as to the Holder’s desire to exercise its Conversion Right and shall be executed by an executive officer of the Holder. For the avoidance of doubt, any conversion pursuant to Section 7(c)(ii)(E) shall be conditioned upon, and shall occur effective immediately prior to, the sale of the shares of Lazard Ltd Stock into which the Note is being converted in the applicable Partner Interest Offering. Any notice delivered pursuant to this clause (iii) shall be cancelled and null and void in the event that the applicable Partner Interest Offering shall not occur or shall be withdrawn for any reason, and the portion of any notice delivered pursuant to this clause (iii) that relates to shares of Lazard Ltd Stock that are not sold in the applicable Partner Interest Offering shall be deemed to be cancelled and null and void.

(D) Notwithstanding anything in this Section 7 to the contrary; (i) this Section 7, including the Conversion Right, shall terminate in full and be of no further force and effect on June 30, 2011 (the “Conversion Termination Date”) other than with respect to any pending but unconsummated exercise of a Conversion Right as of such date, and (ii) any such pending but unconsummated exercise of a Conversion Right as of the Conversion Termination Date shall terminate, and be deemed to be revoked in full, as of the date that is six months after the Conversion Termination Date.

(iv) Subject to satisfaction of the conditions set forth in Section 7(f) below, the closing of any Conversion Right shall occur at the offices of the Company on the applicable Conversion Date, or, in the event such conditions shall not have been satisfied in accordance with Section 7(f) below by such Conversion Date, as promptly as practicable after such conditions have been so satisfied. At each such closing, as a condition to the consummation of the applicable conversion, the Holder shall surrender and deliver this Note to the Company, duly endorsed or assigned to the Company (or in blank if so required by the Company), at the office of the Company, and the Company shall deliver a certificate evidencing the shares of Lazard Ltd Stock to be issued to the Holder (or other evidence of the transfer and registration of the applicable shares of Lazard Ltd Stock to be delivered to the Holder pursuant to such conversion) and, if applicable, a new Note reflecting the appropriate reduction in the principal amount under this Note as a result of such conversion.

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(d) Fractional Shares. No fractional shares of Lazard Ltd Stock shall be required to be issued or delivered upon any exercise of the Conversion Right. In the event that the Holder shall otherwise be entitled to receive a fractional share of Lazard Ltd Stock, the Company shall pay to the Holder, in cash, an amount equal to the product of the applicable fractional share amount and the closing price per share of Lazard Ltd Stock on the principal stock exchange on which such shares are listed.

(e) Reserve Lazard Ltd Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Lazard Ltd Stock, for the purpose of effecting the conversion of this Note, the maximum number of shares of Lazard Ltd Stock then issuable upon the conversion of this Note. All shares of Lazard Ltd Stock which may be delivered upon conversion of this Note, upon such delivery, shall have been duly authorized and validly issued and shall be fully paid and nonassessable (and shall, subject to the second sentence of Section 7(b), be issued out of the Company’s authorized but unissued Lazard Ltd Stock).

(f) Conditions. Notwithstanding anything to the contrary herein, the obligation of the Company to consummate any conversion under this Section 7 shall be subject to the satisfaction, or waiver by the Company, of each of the following conditions:

(i) all approvals or authorizations of, filings and registrations with, and notifications to, all Governmental Authorities, if any, required to consummate such conversion (including the issuance and delivery of the Lazard Ltd Stock) shall be in full force and effect and all waiting periods required by law shall have expired or been terminated, and no Burdensome Condition shall have been imposed by any Governmental Authority in connection therewith;

(ii) all approvals of shareholders of Lazard Ltd required by law or regulation (including, for the avoidance of doubt, the rules and regulations of the New York Stock Exchange, Inc.) to consummate such conversion (including the issuance and delivery of the Lazard Ltd Stock) shall have been obtained; and

(iii) no statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) of any Governmental Authority that, in each case, prohibits consummation of such conversion (including the issuance and delivery of the Lazard Ltd Stock) shall have been enacted, issued, promulgated, enforced or entered.

With respect to each of the foregoing conditions, the Company and the Holder hereby undertake to use commercially reasonable efforts to cause, and to assist the other in causing, each such condition to be satisfied as promptly as practicable after written notice of such conversion shall have been given by the Holder in accordance with Section 7(c)(iii), and, to the extent reasonable, to take such other actions as are necessary or advisable to consummate such conversion as of the desired Conversion Date or as promptly as practicable thereafter. Notwithstanding anything herein to the contrary, nothing in this Note shall be deemed to require the Company or any of its affiliates to take any action, or commit to take any action, or agree to any condition or restriction, in connection with satisfying the conditions set forth in Section 7(g) or otherwise that, individually or in the aggregate, is, or would reasonably be expected to be, unduly burdensome on the Company or any of its affiliates, or requires, or would reasonably be expected to require, the making of any material expenditure (other than ordinary course legal fees and fees incurred in the filing of the registration statement and the registration of the shares under the Registration Rights Agreement), or incurrence of any liability on the part of, or the proffer, sale or holding separate of any assets, businesses or interest in any assets or businesses of, the Company or any of its affiliates, in each case as determined by the Company in good faith (a “Burdensome Condition”). As used in this Section 7(f), “Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

(g) Adjustment of the Conversion Rate.

(i) In case Lazard Ltd at any time on or after the date hereof shall (i) pay a dividend or make a distribution on shares of Lazard Ltd Stock in each case in the form of shares of Lazard Ltd Stock; (ii) subdivide the outstanding shares of Lazard Ltd Stock into a greater number of shares; (iii) combine the outstanding shares of Lazard Ltd Stock into a smaller number of shares; (iv) make a distribution on shares of Lazard Ltd Stock in shares of its share capital other than Lazard Ltd Stock; or (v) issue by reclassification of the outstanding shares of Lazard Ltd Stock any shares of its share capital, then the number of shares of Lazard Ltd Stock constituting the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder, if it thereafter converts this Note in accordance with this Section 7, shall be entitled to receive such number of shares of Lazard Ltd Stock which the Holder would have owned immediately following such action had this Note been converted immediately prior thereto in accordance with this Section 7. An adjustment made pursuant to this paragraph (i) shall become effective immediately after the effective date of the particular action. The Conversion Rate in effect immediately prior to the consummation of any applicable conversion shall be the Conversion Rate for such conversion. In the event that any record date for any dividend or distribution that would require an adjustment under this paragraph (i) shall have occurred on or after the date on which the Holder gives proper notice of its exercise of the Conversion Right in accordance with Section 7(c)(iii) and the distribution date shall not have occurred as of the closing of the applicable conversion, the Holder shall be entitled to receive, immediately after such dividend or distribution shall have occurred, such number of additional shares of Lazard Ltd Stock that it would have received had the distribution date occurred simultaneously with the applicable record date.

(ii) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 100 shares of Lazard Ltd

Stock in the Conversion Rate; provided, however, that any adjustments which by reason of this paragraph (ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(iii) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly give notice of such adjustment to the Holder.

(iv) In the event of (A) any reclassification or change of shares of Lazard Ltd Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 7(g)(i)); (ii) any consolidation or merger or combination to which Lazard Ltd is a party other than a merger in which Lazard Ltd is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Lazard Ltd Stock; or (iii) any sale, transfer or other disposition of all or substantially all of the assets of Lazard Ltd, directly or indirectly, to any person as a result of which holders of Lazard Ltd Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for Lazard Ltd Stock, then the Company, or its successor, shall take all necessary action such that this Note shall be convertible into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale, transfer or other disposition by a holder of the number of shares of Lazard Ltd Stock deliverable upon exchange of this Note immediately prior to such reclassification, change, combination, consolidation, merger, sale, transfer or other disposition. Any such action shall take into account adjustments of the Conversion Rate which shall be reasonably equivalent to the adjustments to the Conversion Rate provided for in this Section 7(g). The provisions of this Section 7(g)(iv) shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

(v) In the event that Lazard Ltd shall issue to all or substantially all holders of Lazard Ltd Stock any rights, options or warrants (other than pursuant to any dividend reinvestment, share purchase or similar plan) entitling the holders thereof to subscribe for or purchase shares of Lazard Ltd Stock (or securities exchangeable for or convertible into such shares) for a period expiring within 60 days from the date of issuance of such rights, options or warrants at a price per share less than the Current Market Price as of the Time of Determination, then the number of shares of Lazard Ltd Stock constituting the Conversion Rate in effect immediately prior to such action shall be adjusted by multiplying it by a fraction:

(1) the numerator of which is the sum of (a) the number of shares of Lazard Ltd Stock outstanding on the record date fixed for the applicable distribution plus (b) the total number of additional shares of Lazard Ltd Stock offered for subscription or purchase, and

(2) the denominator of which is the sum of (a) the number of shares of Lazard Ltd Stock outstanding on the record date fixed for the applicable distribution plus (b) the total number of shares of Lazard Ltd Stock that the aggregate offering price of the total number of shares of Lazard Ltd Stock offered for subscription or purchase would purchase at the Current Market Price.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 7(g)(v) applies. To the extent that such rights, warrants or options are not exercised prior to their expiration (and as a result no additional shares of Lazard Ltd Stock are delivered or issued pursuant to such rights, warrants or options), the number of shares of Lazard Ltd Stock constituting the Conversion Rate shall be readjusted to the number of shares of Lazard Ltd Stock constituting the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of delivery or issuance of only the number of shares of Lazard Ltd Stock actually delivered or issued. “Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options to which this Section 7(g)(v) applies and (ii) the time immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or options on the New York Stock Exchange, Inc. or such other U.S. national or regional exchange or market on which the Lazard Ltd Stock are then listed or quoted. “Current Market Price” per share of Lazard Ltd Stock on any day means the average of the closing price per share of Lazard Ltd Stock on each of the 20 consecutive trading days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance, means the first date on which the shares of Lazard Ltd Stock trade without the right to receive the issuance.

(vi) The Company shall pay all documentary, transfer and other stamp taxes, if any, due or payable as a result of the issuance or delivery of shares of Lazard Ltd Stock. The Holder shall pay any tax which may be payable in respect of any transfer involved in the issue and delivery or registration of stock in any name other than that of the converting Holder and all other taxes due or payable in connection with the conversion of this Note or, except as provided in the immediately preceding sentence, the issuance or delivery of shares of Lazard Ltd Stock, and the Company shall not be required to deliver any stock certificates unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

(vii) On or prior to the initial Conversion Date, the Company shall deliver the Registration Rights Agreement in the form attached hereto as Annex A (the “Registration Rights Agreement”), duly executed by Lazard Ltd, and the Holder shall execute and deliver such agreement on or prior to such date.

Section 8. Amendments and Waivers. Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Holder.

Section 9. Captions. The captions in this Note are included for convenience of reference only and do not form a part of this Note or in any way limit or affect its interpretation or construction.

Section 10. Notices. All notices, consents, waivers and other communications required or permitted by this Note shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number or Person as a party may designate by notice to the other parties):

If to the Company:

Lazard Funding Limited LLC
30 Rockefeller Plaza
New York, New York 10020
UNITED STATES OF AMERICA
Attention:	General Counsel
Facsimile:	001-212-332-5972
Telephone:	001-212-632-6000

with a copy (which shall not constitute notice) to each of:

Gianni, Origoni, Grippo & Partners Studio Legale
Via Delle Quatro Fontane, 20
00184 Roma
ITALY
Attention:	Francesco Gianni, Esq.
Raimondo Premonte, Esq.
Facsimile:	+39 06 487 1101
Telephone:	+39 06 478 751

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
UNITED STATES OF AMERICA
Attention:	Adam D. Chinn, Esq.
Benjamin D. Fackler, Esq.
Facsimile:	001-212- 403-2000
Telephone:	001-212-403-1000

If to the Holder:

Banca Intesa S.p.A.
Via Monte di Pietà n. 8
20121 Milano
ITALY
Attention:	Direzione Partecipazioni
Facsimile:	+39 02 8796 2072
Telephone:	+39 02 8796 2376

and

Banca Intesa S.p.A.
Via Monte di Pietà n. 8
20121 Milano
ITALY
Attention:	Direzione Affari Legali
Telephone:	+39 02 8796 3523
Facsimile:	+39 02 8796 2079

with a copy (which shall not constitute notice) to:

Pedersoli e Associati
Via Monte di Pietà, 15
20121 Milano
ITALY
Attention:	Alessandro Pedersoli, Esq.
Facsimile:	+39 02 303051
Telephone:	+39 02 30305333

and

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
UNITED STATES OF AMERICA
Attention:	George J. Sampas, Esq.
Facsimile:	001-212-558-3588
Telephone:	001-212-558-4000

Section 11. Restrictions on Transfer. THE HOLDER MAY NOT DIRECTLY OR INDIRECTLY SELL, TRANSFER, ASSIGN, ENCUMBER OR OTHERWISE PLEDGE OR DISPOSE OF THIS NOTE AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF LAZARD WHICH MAY WITHHOLD SUCH CONSENT FOR ANY REASON IN HIS SOLE DISCRETION; PROVIDED THAT IN THE EVENT THAT HOLDER DESIRES TO TRANSFER THIS NOTE TO A WHOLLY-OWNED SUBSIDIARY OF HOLDER AND EACH OF THE HOLDER AND SUCH WHOLLY-OWNED SUBSIDIARY AGREE THAT SUCH SUBSIDIARY SHALL TRANSFER THE NOTE TO HOLDER IMMEDIATELY UPON SUCH SUBSIDIARY CEASING TO BE WHOLLY-OWNED BY HOLDER, THEN THE CONSENT OF LAZARD TO SUCH TRANSFER SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

Section 12. Setoff. THIS NOTE SHALL NOT BE USED TO SATISFY OR OFFSET ANY CLAIM BY THE HOLDER AGAINST THE COMPANY OR ANY OTHER OBLIGATION OWED BY THE HOLDER TO THE COMPANY WITHOUT THE PRIOR WRITTEN CONSENT OF LAZARD WHO MAY WITHHOLD SUCH CONSENT FOR ANY REASON IN ITS SOLE DISCRETION.

Section 13. Governing Law; Forum; Construction. THIS NOTE IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of the Company and the Holder agrees that all actions or proceedings arising out of or in connection with this Note, or for recognition and enforcement of any judgment arising out of or in connection with this Note, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each of the Company and the Holder hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Company and the Holder hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Note, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

Section 14. Representations, Warranties and Agreements of Intesa.

(a) The Holder hereby represents and warrants to the Company that this Note and the shares of Lazard Ltd Stock that the Holder shall receive upon conversion of this Note (collectively, the “Securities”) in whole or in part were, as of the date of the Termination Agreement, and are being acquired for investment purposes only for the Holder’s own account or for the account of controlled Subsidiaries, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder had, as of the date of the Termination Agreement, and has no present intention of selling, granting any participation in or otherwise distributing the same, (ii) the Holder was not, as of the date of the Termination Agreement, and is not party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities, (iii) the Holder was not formed for the specific purpose of acquiring the Securities, (iv) the Holder received, as of the date of the Termination Agreement, and has received or had full access to all the information it considers necessary or appropriate for deciding whether to purchase the Securities and has had an opportunity to ask questions and receive answers regarding the terms and conditions of the Securities, and the Company’s, Lazard’s and Lazard Ltd’s business, properties, prospects and financial condition, (v) the Holder was, as of the date of the Termination Agreement, and is financially sophisticated and was and is able to fend for itself, could and can bear the economic risk of the investment, and had, as of the date of the Termination Agreement, and has such knowledge and experience in financial or business matters that the Holder was and is capable of evaluating the merits and risks of the investment in the Securities, (vi) the Holder was, as of the date of the Termination Agreement, and is, and will, upon any conversion of this Note, be, an “accredited investor” and a “qualified institutional buyer” within the meaning of current rules of the U.S. Securities and Exchange Commission (the “SEC”), and (vii) none of the Holder’s operations were, as of the date of the Termination Agreement, or are subject to the terms or limitations of the U.S. Bank Holding Company Act of 1956, as amended (nor did or does the Holder “control” (within the meaning of such act) any companies which are so subject).

(b) The Holder hereby acknowledges and agrees, on behalf of itself and each Holder (as defined in the Registration Rights Agreement), as follows: (i) the Securities are “restricted securities” under U.S. federal securities laws inasmuch as they have been or will be acquired by the Holder directly or indirectly from the issuer(s) in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration only in certain limited circumstances; (ii) in the absence of an effective registration statement covering the Securities, the Securities may only be resold in a transaction exempt from registration; (iii) the Holder will not directly or indirectly sell, transfer, pledge, hedge (including by way of short selling) or otherwise encumber (“Transfer”) all or any portion of the Securities unless (A) there is a registration statement declared effective by the SEC under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) with respect to the Securities to be Transferred and no stop order suspending the effectiveness of such registration statement is then in effect under the Securities Act and no proceedings for that purpose have then been instituted or (B) the Transfer is made under a valid exemption to registration under the Securities Act (it being understood this clause (iii) shall not prevent Intesa from selling, transferring, pledging or hedging all or any portion of the shares of

Lazard Ltd Stock it shall receive upon conversion of the Note, so long as such sale, transfer, pledge or hedge, as the case may be, is conducted in compliance with the Securities Act as provided in this clause; provided however that this clause (iii) (including this parenthetical) shall not modify the provisions and requirements of Section 11 in any respect); and (iv) the certificates evidencing the Securities will bear an appropriate legend regarding these restrictions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered on the date first written above.

LAZARD FUNDING LIMITED LLC

By:
Name:
Title:

Accepted and agreed as of the day and year first above written:

BANCA INTESA S.P.A.

By
Name:
Title:

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of [initial conversion date] (this “Agreement”), is made by and between Lazard Ltd, an exempted company organized under the laws of Bermuda (“Lazard Ltd”), and Banca Intesa S.p.A., a Società per azioni organized under the laws of the Republic of Italy (“Intesa”).

W I T N E S S E T H :

WHEREAS, Lazard Funding Limited LLC, a Delaware limited liability company, has issued that certain Amended and Restated $150,000,000 Subordinated Convertible Promissory Note Due September 30, 2016 (the “Note”) to Intesa; and

WHEREAS, Intesa has the right to convert all or a portion of the Note into shares of Class A Common Stock, par value $.01 per share, of Lazard Ltd (“Lazard Ltd Shares”), in each case on the terms and subject to the conditions set forth in the Note; and

WHEREAS, Lazard Ltd and Intesa desire to enter into this Agreement to set forth the terms and conditions of the registration rights and obligations of Lazard Ltd and Intesa and their respective Affiliates.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

Section 15. Definitions.

(a) Definitions. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Person; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed for business in either New York City, New York, United States of America or Milan, Italy.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Agreements” means the Stockholders’ Agreement, dated as of May 10, 2005, by and among LAZ-MD, Lazard Ltd and the individuals party thereto, and the Registration Rights Agreement, dated as of May 10, 2005, by and among Lazard Group Finance LLC, Lazard Ltd, Lazard Group LLC and IXIS-Corporate & Investment Bank.

“Holder” shall mean Intesa and any Affiliate of Intesa, in each case so long as such Holder holds Registrable Securities.

“LAZ-MD” means LAZ-MD Holdings LLC, a limited liability company organized under the laws of the state of Delaware.

“Lazard Group” means Lazard Group LLC, a Delaware limited liability company.

“Lazard Ltd Shares” has the meaning set forth in the preamble hereto.

“Minimum Demand Number” means, as of any particular date, that number of Lazard Ltd Shares equal to the quotient obtained by dividing (i) US $50,000,000 by (ii) the Stock Price as of such date.

“Note” has the meaning set forth in the preamble hereto.

“Partners” means each holder of a Partners’ Interest and each other managing director or employee of Lazard Ltd or its subsidiaries or controlled Affiliates that receives any awards of LAZ-MD or Lazard Group LLC interests that are convertible or exchangeable into Lazard Ltd Shares.

“Partner Interest” means an interest in LAZ-MD or Lazard Group that is exchangeable for Lazard Ltd Shares and the Lazard Ltd Shares issuable or deliverable upon exchange of such interest.

“Person” means natural persons, corporations, limited liability companies, S.p.A.’s (Società per azioni), s.r.l.’s (Società a responsabilità limitata), trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities.

“Pro Rata Cap” means the number of Lazard Ltd Shares equal to the product of (a) the total number of Registrable Securities (assuming full conversion of the Note in accordance with its terms) and (b) a fraction, the numerator of which is the aggregate number of Lazard Ltd Shares consisting of Partner Interests to be sold in the applicable Partner Interest Offering, and the denominator of which is the aggregate number of Lazard Ltd Shares underlying all outstanding Partner Interests.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Registrable Securities” means Lazard Ltd Shares which are issued or transferred to any Holder pursuant to and in accordance with Section 7 of the Note, and any Lazard Ltd Shares issued or issuable in respect of or in exchange for any such Lazard Ltd Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have ceased to be outstanding, or (iv) such securities may be sold in the public market of the United States, in unlimited amounts, under Rule 144(k), without registration under the Securities Act.

“Registration Expenses” has the meaning set forth in Article V.

“Registration Statement” means any registration statement of Lazard Ltd which covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.

“Stock Price” means, as of any particular date, the closing price as of such date of a Lazard Ltd Share on the primary national securities exchange on which the Lazard Ltd Shares are traded, as reported by Bloomberg L.P. or, if Bloomberg L.P. is not available, as determined by another reputable third-party information source selected by Lazard Ltd.

Section 16. Demand Registrations.

(a) Requests for Registration. Subject to the provisions of this Article II, any Holder or group of Holders shall have the right to make a written request (a “Demand Request”) to have Lazard Ltd register under the Securities Act for offer and sale an amount of such Holders’ Registrable Securities that is not less than the Minimum Demand Number a “Demand Registration”), at any time on or after July 1, 2008 (the “Initial Conversion Date”) and prior to the termination of this Agreement. Such Demand Request shall specify the amount of Registrable Securities to be registered and the intended method or methods of disposition. Lazard Ltd shall, subject to the provisions of this Article II and to the Holders’ compliance with their obligations under the provisions of this Agreement, as promptly as practicable, but in no event later than 90 days after the date of the Demand Request, register under the Securities Act all Registrable Securities included in such Demand Request, for disposition in accordance with the intended method or methods set forth therein; provided that if the managing underwriter(s) for a Demand Registration in which Registrable

Securities are proposed to be included pursuant to this Article II that involves an underwritten offering shall advise Lazard Ltd that in its opinion, the number of Registrable Securities to be sold is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of Lazard Ltd and the Holders), then Lazard Ltd will be entitled to reduce the number of Registrable Securities included in such registration to the number that, in the opinion of the managing underwriter(s), can be sold without having the adverse effect referred to above. The number of Registrable Securities that may be registered shall be allocated in the following priority: first, pro rata among the Holders participating in the Demand Registration, based on the number of Registrable Securities included by such Holder in the Demand Request, second, all Lazard Ltd Shares proposed to be registered for offer and sale by Lazard Ltd and third, to Lazard Ltd Shares proposed to be registered pursuant to any piggy-back registration rights of third parties. Lazard Ltd shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after filing and to remain effective until the earlier of (i) 60 days following the date on which it was declared effective and (ii) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein. Each Demand Request shall be irrevocable except as otherwise expressly provided herein (including Section 2.4).

Notwithstanding anything to the contrary in this Article II, no Holder shall have the right to require Lazard Ltd to register any Registrable Securities pursuant to this Article II during any period (not to exceed 180 days) following the closing of the completion of a distribution of securities offered by Lazard Ltd that would cause Lazard Ltd to breach a lock-up provision contained in the underwriting agreement for such distribution.

(b) Number and Timing of Registrations. Notwithstanding anything in this Article II to the contrary: (a) the Holders shall be entitled to request no more than three (3) Demand Registrations on Lazard Ltd, (b) the Holders shall be entitled to make no more than one Demand Registration during any twelve-month period, and (c) Lazard Ltd shall not be obligated to make a Demand Registration in the event that a Piggy-back Registration had been available to any Holder within the 180 days preceding the date of the Demand Request.

(c) Suspension of Registration. Notwithstanding the foregoing, if in the good faith judgment of the Board of Directors of Lazard Ltd it would be materially detrimental to Lazard Ltd and its stockholders for any Registration Statement to be filed or for any Registration Statement or Prospectus to be amended or supplemented because such filing, amendment or supplement would (i) require disclosure of material non-public information, the disclosure of which would be reasonably likely to materially and adversely affect Lazard Ltd and its subsidiaries (if any) taken as a whole, or (ii) materially interfere with any existing or prospective business situation, transaction or negotiation involving Lazard Ltd, Lazard Ltd shall have the right to suspend the use of the applicable Registration Statement or delay delivery or filing, but not the preparation, of the applicable Registration Statement or Prospectus or any document incorporated therein by reference, in each case for a reasonable period of time; provided, however, that Lazard Ltd shall not be able to exercise such suspension right more than twice in each 12-month period aggregating not more than

150 days in such 12-month period. In the event that the ability of the Holders to sell shall be suspended pursuant to the foregoing, the period of such suspension shall not count towards compliance with the 90-day period referred to in the third sentence, or the 60-day period referred to under clause (i), of Section 2.1 of this Agreement.

(d) Interrupted Registration. A registration requested pursuant to this Article II shall not be deemed to have been requested by the Holders of Registrable Securities for purposes of Section 2.2: (i) unless it has been declared effective by the SEC; (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC for any reason other than misrepresentation or an omission by the requesting Holders such that the Registration Statement shall not be effective until the earlier of (A) 60 days following the date on which it was declared effective (treating any suspension or interruption of registration as provided in Section 2.3) and (B) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein; (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of some wrongful act or omission, or act or omission in bad faith, by such Holders and are not otherwise waived; or (iv) if such request has been withdrawn by the requesting Holders and such Holders shall have elected to pay all Registration Expenses of Lazard Ltd in connection with such withdrawn request.

Section 17. Piggy-back Registrations.

(a) Right to Include Registrable Securities. If at any time after the Initial Conversion Date Lazard Ltd proposes to register (including for this purpose a registration effected by Lazard Ltd for security holders of Lazard Ltd other than any Holder) any Lazard Ltd Shares and to file a Registration Statement with respect thereto under the Securities Act, whether or not for sale for its own account (other than pursuant to (i) Section 2.1, (ii) a registration statement on Form S-4, Form S-8 or any successor or similar forms, or (iii) a registration statement for the sales of Lazard Ltd Shares issuable or issued upon exchange, conversion or sale of any Partner Interests ), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act (a “Public Offering”) or (b) at any time prior to the Initial Conversion Date Lazard Ltd proposes to register any Lazard Ltd Shares and to file a Registration Statement with respect thereto under the Securities Act for sale of Lazard Ltd Shares issuable or issued upon exchange, conversion or sale of any Partner Interests (other than pursuant to a registration statement on Form S-4, Form S-8 or any successor or similar forms), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act (a “Partner Interest Offering”), Lazard Ltd will each such time promptly give written notice to the Holders (i) of its intention to do so, (ii) of the form of registration statement of the SEC that has been selected by Lazard Ltd and (iii) of rights of Holders under this Article III (the “Article III Notice”). Lazard Ltd will include (A) in the case of a proposed Public Offering all Registrable Securities that Lazard Ltd is requested in writing, within 15 days after the Article III Notice is given, to register by the Holders thereof or (B) in the case of a proposed Partner Interest Offering, all Registrable Securities that Lazard Ltd is requested in writing, within 5 days after the Article III Notice is given, to register by the Holders thereof up to, but not in excess of, the Pro Rata Cap as determined as of the date of filing of such registration statement (each, a “Piggy-back Registration”); provided, however, that (x) if, at any time after giving written notice of its intention to register any Lazard Ltd Shares and prior to the effective date of the Registration Statement filed in connection with such registration, Lazard Ltd shall determine that none of such Lazard Ltd Shares shall be registered, Lazard Ltd may, at its election, give written notice of such determination to all Holders who so requested registration and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (y) in case of a determination by Lazard Ltd to delay registration of Lazard Ltd Shares, Lazard Ltd shall be permitted to delay the registration of such Registrable Securities pursuant to this Article III for the same period as the delay in registering such other Lazard Ltd Shares by Lazard Ltd, as the case may be or may abandon the registration of Lazard Ltd Shares, in the sole discretion of Lazard Ltd. No registration effected under this Article III shall relieve Lazard Ltd of its obligations to effect registrations upon request under Article II.

(b) Priority; Registration Form. If the managing underwriter(s) for a registration in which Registrable Securities are proposed to be included pursuant to this Article III that involves an underwritten offering shall advise Lazard Ltd in writing in good faith that in its opinion, the number of Lazard Ltd Shares to be sold for the account of persons other than Lazard Ltd (collectively, “Selling Stockholders” is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of Lazard Ltd and the Holders), then the number of Lazard Ltd Shares to be sold for the account of Selling Stockholders (including Holders of Registrable Securities) may be reduced to a number that, in the opinion of the managing underwriter(s), may reasonably be sold without having the adverse effect referred to above. The reduced number of Lazard Ltd Shares that may be registered shall be allocated (a) in the case of a Public Offering, in the following priority: first, to Lazard Ltd Shares proposed to be registered for offer and sale by Lazard Ltd; second, to Lazard Ltd Shares proposed to be registered pursuant to any demand registration rights of third parties; third, to Lazard Ltd Shares proposed to be registered pursuant to any piggy-back registration rights under the Existing Agreements ; and, fourth, to Registrable Securities proposed to be registered by Holders as a Piggy-back Registration, and (b) in the case of a Partner Interest Offering, to the Lazard Ltd Shares consisting of Partnership Interests and to the Registrable Securities that the Holders requested to be so registered, on a pro rata basis based on the aggregate number of Lazard Ltd Shares requested to be registered; provided that Intesa’s participation shall be subject to reduction to permit any piggy-back registration rights under the Existing Agreements. The reduced number of Registrable Securities that may be registered pursuant to this Section 3.2 shall be allocated pro rata among the Holders participating in the Piggy-back Registration, based on the number of Registrable Securities beneficially owned by the respective Holders. If, as a result of the proration provisions of this Section 3.2, any Holder shall not be entitled to include all Registrable Securities in a registration pursuant to this Article III that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from the registration.

(c) Merger, Consolidation, etc. Notwithstanding anything in this Article III to the contrary, Holders shall not have any right to include their Registrable Securities in any distribution or registration of Lazard Ltd Shares by Lazard Ltd which is pursuant to a merger, amalgamation, consolidation, acquisition, exchange offer, sale of Lazard Ltd Shares issuable or issued upon exchange, conversion or sale of Partner Interests(other than any Partner Interest Offering), recapitalization, other reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan, or any similar transaction having similar effect.

Section 18. Registration Procedures.

(a) Use Reasonable Best Efforts. In connection with Lazard Ltd’s registration obligations pursuant to Article II and Article III hereof, Lazard Ltd shall use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof and:

(a) to prepare and file with the SEC a Registration Statement relating to the registration on any appropriate form under the Securities Act, and to cause such Registration Statement to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act;

(b) to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 2.1; and to cause the Registration Statement and the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the Securities Act and any rules and regulations promulgated thereunder; and otherwise to comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus supplement;

(c) to notify the selling Holders and the managing underwriter(s), if any, promptly if at any time (i) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (ii) any Registration Statement, or any post-effective amendment thereto, becomes effective, (iii) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (iv) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (v) Lazard Ltd receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification, or (vi) upon the discovery, or upon the occurrence of any event, which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that in the case of this subclause (vi), such notice need only state that an event of such nature has occurred, without describing such event;

(d) to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest reasonably practicable moment;

(e) if requested by the managing underwriter(s) or any Holder of Registrable Securities being sold in connection with an underwritten offering, to incorporate into a Prospectus supplement or a post-effective amendment to the Registration Statement any information which the managing underwriter(s) and such Holder reasonably agree is required to be included therein relating to such sale of Registrable Securities; and to file such supplement or post-effective amendment as soon as practicable in accordance with the Securities Act and the rules and regulations promulgated thereunder and the Companies Act 1981 of Bermuda;

(f) to furnish to each selling Holder and each managing underwriter, if any, one signed copy of the Registration Statement and any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference) as promptly as practicable after filing such documents with the SEC and the Registrar of Companies in Bermuda;

(g) to deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment, supplement or exhibit thereto as such Persons may reasonably request; and to consent to the use of such Prospectus or any amendment, supplement or exhibit thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment, supplement or exhibit in each case in accordance with the intended method or methods of disposition thereof;

(h) prior to any public offering of Registrable Securities, to register or qualify, or to cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; to keep each such registration or qualification effective during the period set forth in Section 2.1 that the applicable Registration Statement is required to be kept effective; and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that Lazard Ltd will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service in any jurisdiction where it is not then so subject;

(i) to furnish to counsel selected by the Holders, prior to the filing of a Registration Statement or Prospectus or any supplement or post-effective amendment thereto with the SEC, copies of disclosure regarding the identity of and ownership of Lazard Ltd Shares by the Holders;

(j) to cooperate with the selling Holders and the underwriter(s), if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or managing underwriter(s) may request at least five (5) Business Days prior to any sale of Registrable Securities represented by such certificates;

(k) subject to Section 4.3 hereof, upon the occurrence of any event described in clause (vi) of Section 4.1(c) above, to prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required documents, so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and to cause such supplement or post-effective amendment to become effective as soon as practicable;

(l) to take all other actions in connection therewith as are reasonably necessary or desirable in order to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering: (i) to enter into an underwriting agreement in customary form with the managing underwriter(s) (such agreement to contain standard and customary indemnities, representations, warranties and other agreements of or from Lazard Ltd, as the case may be); (ii) to obtain opinions of counsel to Lazard Ltd (which (if reasonably acceptable to the underwriter(s)) may be Lazard Ltd’s inside counsel) addressed to the underwriter(s), such opinions to be in customary form; and (iii) to obtain “comfort” letters from the Issuer’s or Lazard Ltd’s independent certified public accountants addressed to the underwriter(s), such letters to be in customary form;

(m) to make available for inspection by any selling Holder of Registrable Securities in connection with a Demand Request, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter(s) all financial and other records, pertinent corporate documents and properties of Lazard Ltd and to cause Lazard Ltd’s officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such selling Holders, underwriter(s), attorneys, accountants or agents in connection with such Registration Statement (Each selling Holder of Registrable Securities agrees, on its own behalf and on behalf of all its underwriter(s), accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be kept confidential by it, used by it solely for the purposes of the applicable registration, and, except as required by law, not disclosed by it, in each case unless and until such information is made generally available to the public other than by such selling Holder; and each selling Holder of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriter(s), accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, promptly give notice to Lazard Ltd and allow Lazard Ltd at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential);

(n) to consider in good faith any reasonable request of the selling Holders and underwriters for the participation of management of Lazard Ltd in “road shows” and similar sales events; and

(o) reasonably cooperate with the selling Holders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel, at the selling Holders’ expense, in connection with any filings required to be made by the National Association of Securities Dealers.

(b) Holders’ Obligation to Furnish Information. Lazard Ltd may require each Holder of Registrable Securities as to which any registration is being effected to furnish to Lazard Ltd such information regarding the distribution of such Registrable Securities as Lazard Ltd may from time to time reasonably request in writing.

(c) Suspension of Sales Pending Amendment of Prospectus. Each Holder shall, upon receipt of any notice from Lazard Ltd of the happening of any event of the kind described in clauses (iii)-(vi) of Section 4.1(c) above, suspend the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of a supplemented or amended Prospectus or until it is advised in writing by Lazard Ltd that the use of the applicable Prospectus may be resumed, and, if so directed by Lazard Ltd such Holder will deliver to Lazard Ltd all copies, other than permanent file copies, then in such Holder’s possession of any Prospectus covering such Registrable Securities. If Lazard Ltd shall have given any such notice during a period when a Demand Registration is in effect, the 60-day period described in Section 2.1 shall be extended by the number of days of such suspension period.

Section 19. Registration Expenses.

(a) Registration Expenses. Except as otherwise expressly provided herein to the contrary, all reasonable and documented expenses incident to Lazard Ltd’s performance of or compliance with its obligations under this Agreement, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or “comfort” letters required by or incident to such performance or compliance), (v) securities acts liability insurance (if Lazard Ltd elects to obtain such insurance) and (vi) the expenses and fees for listing securities to be registered on each securities exchange on which Securities are then listed, shall be borne by Intesa in the case of a Demand Registration, and Lazard Ltd otherwise (all such expenses being herein referred to as “Registration Expenses”); provided, however, that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities or the fees and expenses of counsel for the Holders of Registrable Securities covered by each Registration Statement, which underwriting discounts, commissions, fees and expenses of counsel shall in all cases be borne solely by the Holders.

Section 20. Indemnification.

(a) Indemnification by Lazard Ltd. In the event of any registration of any securities of Lazard Ltd under the Securities Act pursuant to Article II or Article III hereof, Lazard Ltd will, and hereby does, indemnify and hold harmless each selling Holder of any Registrable Securities covered by such Registration Statement, its directors, officers and agents and each other Person, if any, who controls such selling Holder within the meaning of Section 15 of the Securities Act (each such selling Holder and such other Persons, collectively, “Holder Covered Persons”), against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Holder Covered Person under the Securities Act, common law or otherwise (collectively, “Damages”), to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or result from (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Lazard Ltd shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Lazard Ltd shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Lazard Ltd shall not be liable to any Holder Covered Person in any such case to the extent that any such Damage (or action or proceeding in respect thereof) arises out of or relates to any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to Lazard Ltd by or on behalf of any such Holder Covered Person, specifically for use in the preparation thereof.

(b) Indemnification by the Selling Holders. In consideration of Lazard Ltd’s including any Registrable Securities in any Registration Statement filed in accordance with Article II or Article III hereof, Intesa and each other Holder selling Registrable Securities under such Registration Statement shall be deemed to have agreed to indemnify and hold harmless, jointly and severally (in the same manner and to the same extent as set forth in Section 6.1 hereof) Lazard Ltd, its directors, officers, managing directors and agents and each Person controlling Lazard Ltd within the meaning of Section 15 of the Securities Act (each, a “Lazard Covered Person”) against any and all Damages, to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or are related to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Lazard Ltd or its representatives by or on behalf of Intesa or any selling Holder specifically for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Lazard Ltd or any of its directors, officers or controlling Persons. Lazard Ltd may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that Intesa and each such selling Holder acknowledge its agreement to be bound by the provisions of this Agreement (including Article VI) applicable to it.

(c) Notices of Claims. Promptly after receipt by a Holder Covered Person or a Lazard Covered Person (each, an “Indemnified Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VI, such Indemnified Party will, if a claim in respect thereof is to be made against, respectively, Lazard, on the one hand, or Intesa or any selling Holder, on the other hand (such Person or Persons, the “Indemnifying Party”), give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Article VI, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Article VI for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable cost of investigation; provided, further, that if, in the Indemnified Party’s reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of such claim, then such Indemnified Party shall have the right to participate in the defense of such claim and to employ one firm of attorneys at the Indemnifying Party’s expense to represent such Indemnified Party. No Indemnified Party will consent to entry of any judgment or enter into any settlement without the Indemnifying Party’s written consent to such judgment or settlement, which shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

(d) Contribution. If the indemnification provided for in this Article VI is unavailable or insufficient to hold harmless an Indemnified Party under this Article VI, then each Indemnifying Party shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of the Damages referred to in this Article VI in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the offering which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. Lazard Ltd and the Holders (in consideration of Lazard Ltd’s including any Registrable Securities in any Registration Statement filed in accordance with Article II or Article III hereof) shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6.4. The amount paid by an Indemnified Party as a result of the Damages referred to in the first sentence of this Section 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 6.3 if the Indemnifying Party has assumed the defense of any such action accordance with the provisions thereof) which is the subject of this Section 6.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an Indemnified Party under this Section 6.4 of notice of the commencement of any action against such party in respect of which a claim for contribution has been made against an Indemnifying Party under this Section 6.4, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 6.3 has not been given with respect to such action; provided, however, that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under this Section 6.4, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party.

Section 21. Rule 144.

(a) Rule 144. Lazard Ltd shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, so long as it is subject to such reporting requirements, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limits of the exemptions provided by Rule 144 of the Securities Act (“Rule 144”).

Section 22. Underwritten Registrations.

(a) Selection of Underwriter(s). In each registration under Article II or Article III of this Agreement, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by Lazard Ltd, as the case may be, provided, however, that, in the case of a registration under Article II of this Agreement, such underwriter(s) and managing underwriter(s) shall be subject to the approval of the Holders of a majority in aggregate amount of Registrable Securities included in such offering, which approval shall not be unreasonably withheld or delayed.

(b) Agreements of Selling Holders. No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder (i) agrees to sell such Registrable Securities on a basis provided in any underwriting agreement in customary form, including the making of customary representations, warranties and indemnities and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements or as reasonably requested by Lazard Ltd (whether or not such offering is underwritten).

Section 23. Holdback Agreements.

(a) Restrictions on Public Sales by Holders. To the extent not inconsistent with applicable law, each Holder that is timely notified in writing by the managing underwriter(s) or underwriter(s) shall not effect any public sale or distribution (including a sale pursuant to Rule 144) of any securities of the same class or issue being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, an exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) or any securities of Lazard Ltd convertible into or exchangeable or exercisable for securities of the same class or issue, during the 7-day period prior to the effective date of the applicable Registration Statement, if such date is known, or during the period beginning on such effective date and ending either (i) 180 days after such effective date or (ii) any such earlier date as may be requested by the managing underwriter(s) or underwriter(s) of such registration, except as part of such registration.

Section 24. Representations and Warranties.

(a) Representations and Warranties of the Parties. Lazard Ltd hereby represents and warrants to Intesa, and Intesa hereby represents and warrants to Lazard Ltd, as follows:

(a) The execution, delivery and performance by the representing party of this Agreement and the consummation by the representing party of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of the representing party enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles (it being understood that such exception shall not in itself be construed to mean that the Agreement is not enforceable in accordance with its terms).

(b) The execution, delivery or performance of this Agreement by the representing party and the consummation by it of the transactions contemplated hereby do not and will not contravene or conflict with the representing party’s certificate of incorporation, bylaws or similar governing documents or conflict with, result in a breach or constitute a default under any statute, loan agreement, mortgage, indenture, deed or other agreement to which it is a party or to which any of its properties is subject, except in each case as would not reasonably be expected to have a material adverse effect on such representing party.

Section 25. Effectiveness and Termination.

(a) Effectiveness. This Agreement shall take effect on the date hereof and shall remain in effect until it is terminated pursuant to Section 11.2 hereof.

(b) Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate upon the earliest to occur of the following:

(a) June 30, 2011 (provided that in the event that the Holders shall not have exercised all of their Demand Registrations prior to such date, this Agreement shall survive until December 31, 2011; provided, further, that, in the event that on December 31, 2011 there shall be any pending but uncompleted Demand Registration or Piggyback Registration in which any Holder shall seek to register any Registrable Securities in accordance with this Agreement and any suspension period shall have been notified to the Holders with respect to such Demand Registration or Piggyback Registration pursuant to Section 4.3 above, the provisions of this Agreement shall survive the termination of this Agreement on December 31, 2011 solely with respect to such Demand Registration or Piggyback Registration for a period after December 31, 2011 equal to the total number of days which such Demand Registration or Piggyback Registration was suspended pursuant to Section 4.3), or

(b) mutual written agreement of the parties hereto at any time to terminate this Agreement.

Section 26. Miscellaneous.

(a) Interpretation. Article, Section and clause references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time. The word “including” shall mean “including but not limited to.” Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. References to the masculine gender include the feminine gender. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph, clause or subdivision.

(b) Amendments and Waivers. This Agreement may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed, in the case of an amendment, by all of the parties hereto, or in the case of a waiver or consent, by the party against whom the waiver or consent, as the case may be, is to be effective.

(c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Lazard Ltd and the Holders and their respective successors, assigns and transferees; provided that this Agreement or any rights or obligations hereunder may not be assigned or transferred without the written consent of the other party hereto.

(d) Integration. This Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of Lazard Ltd and Intesa with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between Lazard Ltd and the Holders with respect to its subject matter.

(e) Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number or Person as a party may designate by notice to the other parties):

If to Lazard Ltd, to:

Lazard Ltd
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Fax:	(441) 292 4720
Attn:	Secretary

    In each case, with a copy to:

Gianni, Origoni, Grippo & Partners Studio Legale
Via Delle Quattro Fontane, 20
00184 Roma
ITALY
Fax:	011 39 06 4871101
Attn:	Francesco Gianni, Esq. and Raimondo Premonte, Esq.

and

Wachtell Lipton Rosen & Katz
51 W. 52nd Street
New York, NY 10019
Fax:	(212) 403-2000
Attn:	Adam Chinn, Esq. and Benjamin D. Fackler, Esq.

If to Intesa or any other Holder, to:

Banca Intesa S.p.A.
Via Monte di Pietà n. 8
20121 Milano
ITALY
Fax:	011 39 02 8796 2072
Attn:	Direzione Partecipazioni

and

Banca Intesa S.p.A.
Via Monte di Pietà n. 8
20121 Milano
ITALY
Fax:	011 39 02 8796 2079
Attn:	Direzione Affari Legali

with a copy (which shall not constitute notice) to:

Pedersoli e Associati
Via Monte di Pietà, 15
20121 Milano
ITALY
Fax:	011 39 02 303051
Attn:	Allessandro Pedersoli, Esq.

and

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
UNITED STATES OF AMERICA
Fax:	(212) 558-3588
Attn:	George J. Sampas, Esq.

(f) Survival. The representations and warranties made herein shall survive through the term of this Agreement

(g) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit, expand or otherwise affect the meaning of the terms contained herein.

(h) Severability. In the event that any one or more of the provisions hereof is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of Lazard Ltd and Intesa shall be enforceable to the fullest extent permitted by law.

(i) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

(j) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

(k) Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of Lazard Ltd and Intesa agrees that all actions or proceedings arising out of or in connection with this Agreement, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each of Lazard Ltd and Intesa hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Lazard Ltd and Intesa hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

(l) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

[Rest of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

LAZARD LTD

By:
Name:
Title:

BANCA INTESA S.P.A.

By:
Name:
Title:

EXHIBIT D

THE SECURITIES SUBJECT TO THIS GUARANTY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER COUNTRY AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE PARTIES’ RIGHTS UNDER THIS GUARANTY MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12 AND SECTION 13 HEREOF.

AMENDED AND RESTATED GUARANTY

This AMENDED AND RESTATED GUARANTY (as may be further amended, restated or otherwise modified from time to time, this “Guaranty”) is made as of [•], 2006, by LAZARD GROUP LLC, a Delaware limited liability company (“Lazard” or the “Guarantor”), in favor of BANCA INTESA S.P.A., a Società per Azioni organized under the laws of the Republic of Italy, that is the holder of that certain Note referred to below (together with its successors and permitted assigns, the “Holder”).

WITNESSETH

WHEREAS, Lazard Funding Limited LLC, a wholly-owned Subsidiary of Lazard (the “Issuer”) and the Holder entered into that certain Note Purchase Agreement dated as of March 26, 2003 (the “Note Purchase Agreement”) pursuant to which the Issuer issued to the Holder and the Holder purchased the $150 Million Lazard Note (as defined in the Note Purchase Agreement) and Lazard entered into a Guaranty dated as of March 23, 2003 for the benefit of the Holder pursuant to which Lazard guaranteed the obligations of the Issuer under the $150 Million Lazard Note; and

WHEREAS, Lazard, the Holder and Lazard & Co. S.r.l., a Società a responsabilità limitata organized under the laws of the Republic of Italy, have entered into that certain Termination Agreement dated as of March [•], 2006 (the “Termination Agreement”) setting forth the terms and conditions pursuant to which the Issuer will amend and restate each of (1) the $150 Million Lazard Note (as so amended and restated, the “Note”) and (2) the Original Guaranty to read in its entirety as set forth in this Guaranty.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Note.

(a) The following terms, as used herein, have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed for business either in New York City, New York, United States of America or Milan, Italy.

“Debt” means (without duplication), with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including any such instrument evidencing a purchase money obligation) including securities, (C) for any letter of credit or performance or surety bond obtained by such Person, (D) for the payment of money relating to a capitalized lease obligation, or (E) with respect to any sale and leaseback transaction; (ii) any obligation of other Persons of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any obligation of the kind described in any of the preceding clauses (i), (ii) or (iii).

“Documents” means the Termination Agreement, the Note and this Guaranty.

“Guarantor” has the meaning set forth in the Preamble.

“Guaranty” has the meaning set forth in the Preamble.

“Guaranty Debt” has the meaning set forth in Section 6(a) hereof.

“Holder” has the meaning set forth in the Preamble.

“Issuer” has the meaning set forth in the Preamble.

“Lazard” has the meaning set forth in the Preamble.

“Note” has the meaning set forth in the Preamble.

“Obligations” has the meaning set forth in Section 2 hereof.

“Person” or “Persons” means natural persons, corporations, limited liability companies, S.p.A.’s (Società per Azioni), S.r.l.’s (Società a responsabilità limitata), trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities.

“Senior Debt” means all Debt of the Guarantor other than the Debt hereunder, whether outstanding on the date of this Guaranty or thereafter created, incurred or assumed; provided, however, that the term “Senior Debt” shall not include (A) any Debt or obligation owed to a Subsidiary, (B) any Debt or obligation which by the express terms of the instrument creating or evidencing the same is not superior in right of payment to the Debt outstanding hereunder, (C) any Debt or obligation which is subordinate in right of payment in any respect to any other Debt or obligation, unless such Debt or obligation by the express terms of the instrument creating or evidencing the same is senior to this Guaranty and subordinated to another Debt or obligation, (D) for the avoidance of doubt, any Debt or obligation constituting a trade account payable, other account payable or similar liability, or (E) amendments, renewals, extensions, modifications and refundings of any such Debt or obligation referred to in Clauses (A) through (D) hereof.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, S.p.A. (Società per Azioni), S.r.l. (Società a responsabilità limitata), trust, joint venture, association, company, partnership or other legal entity of which a Person (either alone or through or together with any other subsidiary of such Person) (A) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or (B) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation or other legal entity or (2) control of such corporation or other legal entity.

“$150 Million Lazard Note” has the meaning assigned to such term in the Preamble.

SECTION 2. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(i) the prompt, full and punctual payment when due, whether at stated maturity or earlier, by notice of prepayment, by acceleration or otherwise, of any and all obligations of the Issuer arising under the Note, whether for principal, premium, interest at the rate specified in the Note, and interest accruing or coming due both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Issuer or the Guarantor (including without limitation interest on any overdue principal), fees, expenses, indemnification or otherwise; and

(ii) the due, prompt, full and punctual performance and observance by the Issuer of all covenants, agreement and conditions on its part to be performed and observed under the Note.

(iii) The obligations guaranteed by this Guaranty are hereinafter referred to as the “Obligations”.

SECTION 3. Obligations Unconditional. This Guaranty constitutes a present and continuing guarantee of payment and performance and not of collectability. The Obligations hereunder are independent of the obligations of the Issuer under the Note, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Issuer or any other Person liable for the Obligations or whether the Issuer or any other such Person is joined in any such action or actions. The Guarantor hereby agrees that its liability under this Guaranty shall be primary, absolute, irrevocable and unconditional, irrespective of:

(i) any lack of validity or enforceability of any Obligation, the Termination Agreement, the Note, this Guaranty or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Termination Agreement, the Note or this Guaranty;

(iii) any taking, exchange, release or non-perfection of any collateral, or any other guarantee, for all or any of the Obligations;

(iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Issuer or any other Subsidiary;

(v) any provision in the Note providing for the subordination of Debt (as defined in the Note) under the Note;

(vi) the absence of any attempt by, or on behalf of, the Holder to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the Issuer, any other guarantor of the Obligations, or any other Person;

(vii) the election of any remedy by, or on behalf of, the Holder with respect to all or any part of the Obligations;

(viii) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Holder with respect to any of the Obligations or any provision of any of the Documents;

(ix) any change, restructuring or termination of the corporate structure or existence of the Issuer or any other Subsidiary; or

(x) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim in the nature of an exoneration or suretyship defense, other than the indefeasible payment of amounts due hereunder or performance in full of all the Obligations, available to the Issuer or the Guarantor, or a discharge of the Issuer or Guarantor.

If at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, this Guaranty shall continue to be effective or be reinstated, as the case may be, to the full extent of such rescission or return, all as though such payment had not been made.

SECTION 4. Waivers.

(a) The Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the right to assert as a defense in any suit by the Holder seeking payment by the Guarantor of amounts due hereunder, any of the issues, events, actions or circumstances set forth in Section 3 hereof; provided, however, that such waiver shall not in any way limit or bar the ability of the Guarantor or the Issuer to assert such issue, event, action or circumstance as a counterclaim in any such suit; provided, however, that the Guarantor shall not be permitted to assert such counterclaim if the claim has been finally resolved on the merits in favor of the Holder in a prior suit by the Holder against the Issuer. The Guarantor further irrevocably waives, to the fullest extent permitted by applicable law, promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Issuer, protest or notice with respect to the Obligations; all presentments, demands for performance, notices of nonperformance, notices of nonpayment, notices of default, protests, notices of dishonor, notices of acceptance of this Guaranty and proof of reliance hereon, and any other notice with respect to any Obligations and this Guaranty; the benefits of all statutes of limitation; except as provided in the proviso to Section 2 hereof, any requirement that any Holder or any other Person protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral in connection with the Obligations; any duty on the part of any Holder to disclose to the Company any matter, fact or thing relating to the business, operation or condition of any person and its assets now known or hereinafter known by such Holder; any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligations or require suit against the Issuer or the Guarantor or any other Person; and all other demands whatsoever (and shall not require that the same be made on the Issuer as a condition precedent to the Guarantor’s obligations hereunder) other than demand for payment and performance by the Guarantor hereunder, and covenants that this Guaranty will not be discharged, except by complete payment of the Obligations. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness of the Issuer, arising either from additional loans extended to the Issuer or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the fullest extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Holder to secure payment of all or any part of the Obligations.

(b) Notwithstanding anything to the contrary in this Guaranty: (i) the agreements and waivers of the Guarantor set forth above in Section 3 and in this Section 4 shall not operate to waive, affect or impair (x) any of the rights of the Issuer enumerated in the Documents, including but not limited to any right to receive notice, or prejudice any right of the Issuer to assert any defense otherwise applicable to any of the Obligations, or (y) any right of the Guarantor to receive notice under the Documents, and (ii) the Obligations shall be determined in accordance with the provisions of the Documents and, without limiting the generality of the foregoing, if an Obligation is compromised in accordance with the provisions of any Document, such Obligation shall be compromised for purposes of this Guaranty, and if the Issuer is entitled to assert a defense, counterclaim or right of setoff to an Obligation in accordance with the terms of any Document, the Guarantor shall be entitled to assert the same defense, counterclaim or right of offset under this Guaranty; provided, however, that the Guarantor shall not be permitted to assert such counterclaim if the claim has been finally resolved on the merits in favor of the Holder in a prior suit by the Holder against the Issuer.

SECTION 5. Subrogation; Subordination of Claims against Issuer.

(a) Waiver of Rights. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not assert, enforce, or otherwise exercise (i) any right of subrogation to any of the rights, remedies, powers, privileges or liens of any holder of the Note or any other beneficiary of this Guaranty against the Issuer or any other obligor on the Obligations or any collateral or other security, or (ii) any right of recourse, reimbursement, restitution, contribution, indemnification, or similar right against the Issuer on account of the Obligations, and until such final payment and performance in full, the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any holder of the Note or any other beneficiary to secure payment of the Obligations, and will not file or assert any claim in competition with the Holder in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature, nor will Guarantor assert any setoff, recoupment or counterclaim to any of its obligations hereunder in respect of any liability of the Issuer to the Guarantor.

(b) Subordination of Claims against Issuer. The payment by the Issuer of any amounts due to Guarantor arising as a result of any payment by the Guarantor to the Holder hereunder is hereby subordinated to the prior payment in full of all of the Obligations as hereinafter set forth. The Guarantor agrees that, after the occurrence of any “Event of Default” (as defined in the Note), the Guarantor or any of its Subsidiaries will not demand, sue for or otherwise attempt to collect any indebtedness of the Issuer to the Guarantor arising as a result of payment by the Guarantor to the Holder hereunder until all of the Obligations shall have been paid in full.

SECTION 6. Guarantee Claims Subordinated.

(a) Subordination. The Guarantor, for itself, its successors and assigns, covenants and agrees, and the Holder likewise covenants and agrees, that anything herein or in the Note or any other agreement or instrument to the contrary notwithstanding, (i) any liabilities, including any indebtedness, evidenced by or arising on account of or in connection with this Guaranty (or any amendment, modification, renewal or extension hereof), including, without limitation, the Obligations and principal and interest on the Note (collectively, the “Guaranty Debt”), is and shall be subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Guarantor, whether outstanding on the date hereof or incurred hereafter, to the extent and in the manner set forth herein and (ii) the Guaranty Debt is and shall rank senior and prior in right of payment any obligations expressly made subordinate by the terms thereof to the Debt hereunder.

(b) Extent of Subordination. If any payment default has occurred and is continuing on any Senior Debt, or a non-payment default has occurred and is continuing on the Senior Debt and the Holder has received notice of such non-payment default, then the Guarantor shall not make any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities, to, or for the benefit of, the Holder pursuant to or in respect of this Guaranty or Guaranty Debt (whether principal or interest or otherwise), and whether before, after or in connection with any dissolution, winding up, liquidation or reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Guarantor. Notwithstanding the preceding sentence, if the Senior Debt has been paid in full or the relevant default has been cured or waived, the Guarantor shall make payments in accordance with this Guaranty.

(c) Distributions in Bankruptcy. Upon any distribution in any bankruptcy or similar proceeding, any distribution to which the Holder is entitled shall be paid directly to the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all other distributions to or for the benefit of the holders of Senior Debt.

(d) Priority in Bankruptcy. For avoidance of doubt, in the event of any liquidation, dissolution, reorganization or winding up of the Guarantor, the Guaranty Debt is senior and prior in right of payment to all limited liability company interests in the Guarantor.

(e) Application of Distributions. If any distribution, payment or deposit to redeem, defease or acquire the Guaranty Debt shall have been received by the Holder at a time when such distribution was prohibited by the provisions of this Section 6, then, unless such distribution is no longer prohibited by this Section 6, such distribution shall be received and applied by the Holder for the benefit of the holders of Senior Debt, and shall be paid or delivered by the Holder to the holders of Senior Debt for application to the payment of all Senior Debt.

(f) Subrogation Rights. The Holder shall not have any subrogation or other rights of recourse to any security in respect of any Senior Debt until such time as all Senior Debt shall have been paid in full. Upon the payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to Senior Debt until all amounts due and payable in respect of the Guaranty Debt shall be so paid. No distributions to the holders of Senior Debt which otherwise would have been made to the Holder shall, as between the Guarantor and the Holder, be deemed to be payment by the

Guarantor to or on account of Senior Debt. If any distribution to which the Holder would otherwise have been entitled shall have been applied pursuant to the provisions of this Section 6 to the payment of Senior Debt, then the Holder shall be entitled to receive from the holders of such Senior Debt any distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable on such Senior Debt to the extent provided herein.

(g) Reliance. Upon any distribution in a bankruptcy or similar proceeding, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which the proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt, Guaranty Debt and other Debt of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

(h) Ratable Distributions. Any distribution otherwise payable to the Holder made to holders of Senior Debt pursuant to this Section 6 shall be made to such holders of Senior Debt ratably according to the respective amount of Senior Debt held by each, taking into account any priorities which may be established among the holders of such Senior Debt.

(i) Obligations Not Impaired. Nothing contained in this Guaranty is intended to or will impair as between the Guarantor, its creditors, and the Holder, the obligation of the Guarantor, which is primary, absolute, irrevocable and unconditional, to pay to the Holder as and when amounts become due and payable in accordance with the terms of this Guaranty or affect the relative rights of the Holder and the creditors of the Guarantor.

(j) Further Actions. The Holder, by its acceptance hereof, agrees to take such further action as may be reasonably requested by the Guarantor in order to effectuate the subordination as provided herein.

SECTION 7. Additional Covenants. The Guarantor covenants and agrees as follows:

(a) to remain (in its own capacity or through its Subsidiaries) in the investment banking business (except as may occur in connection with a change in control of the Guarantor);

(b) to comply with any applicable regulations of any governmental authority, except to the extent that failure to comply would not have a material adverse effect on the business of the Guarantor and its Subsidiaries, taken as a whole; and

(c) to supply the Holder with such quarterly and annual reports as may be issued to the holders of Class A common stock, par value $.01 per share, of Lazard Ltd (“Lazard Ltd Stock”) and publicly filed with the United States Securities and Exchange Commission (the “SEC”) by Lazard Ltd pursuant to Lazard Ltd’s reporting obligations under the Securities and Exchange Act of 1934, as amended.

SECTION 8. Amendments and Waivers. Any provision of this Guaranty may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each of Guarantor and Holder or, in the case of a waiver, by the party hereto against whom the waiver is to be effective. The waiver by a party hereto of a breach of any term or provision of this Guaranty shall not be construed as a waiver of any subsequent breach. No failure or delay by either Guarantor or Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9. Captions. The captions in this Guaranty are included for convenience of reference only and do not form a part of this Guaranty or in any way limit or affect its interpretation or construction.

SECTION 10. Notices. All notices, consents, waivers and other communications required or permitted by this Guaranty shall be in writing and shall be deemed given to a party hereto when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number or Person as a party may designate by notice to the other party):

If to the Guarantor:

Lazard Group LLC
30 Rockefeller Plaza
New York, New York 10020
UNITED STATES OF AMERICA
Attention:	General Counsel
Facsimile:	(212) 332-5972
Telephone:	(212) 632-6000

with a copy (which shall not constitute notice) to each of:

Gianni, Origoni, Grippo & Partners Studio Legale
Via Delle Quattro Fontane, 20
00184 Roma
ITALY
Attention:	Francesco Gianni, Esq.
Raimondo Premonte, Esq.
Facsimile:	011 39 06 4871101
Telephone:	011 39 06 478751

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
UNITED STATES OF AMERICA
Attention:	Adam D. Chinn, Esq.
Benjamin D. Fackler, Esq.
Facsimile:	(212) 403-2000
Telephone:	(212) 403-1000

If to the Holder:

Banca Intesa S.p.A.
Via Monte di Pietà n. 8
20121 Milano
ITALY
Attention:	Direzione Partecipazioni
Facsimile:	011 39 02 8796 2072
Telephone:	011 39 02 8796 2376

and

Banca Intesa S.p.A.
Via Monte di Pietà n. 8
20121 Milano
ITALY
Attention:	Direzione Affari Legali
Telephone:	011 39 02 8796 3523
Facsimile:	011 39 02 8796 2079

with a copy (which shall not constitute notice) to:

Pedersoli e Associati
Via
Monte di Pietà, 15
20121 Milano
ITALY
Attention:	Alessandro Pedersoli, Esq.
Facsimile:	+39 02 303051
Telephone:	+39 02 30305333

and

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
UNITED STATES OF AMERICA
Attention:	George J. Sampas, Esq.
Facsimile:	(212) 558-3588
Telephone:	(212) 558-4000

SECTION 11. Successors and Assigns. Subject to the transfer restrictions set forth in Section 12 hereof, the provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns.

SECTION 12. Restrictions on Transfer. NO PARTY HERETO MAY DIRECTLY OR INDIRECTLY SELL, TRANSFER, ASSIGN, ENCUMBER OR OTHERWISE PLEDGE OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS GUARANTY AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY WHO MAY WITHHOLD SUCH CONSENT FOR ANY REASON IN HIS SOLE DISCRETION AND ANY SUCH TRANSFER MADE WITHOUT SUCH CONSENT SHALL BE NULL AND VOID; PROVIDED THAT IN THE EVENT THAT HOLDER DESIRES TO TRANSFER ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS GUARANTY TO A WHOLLY-OWNEDSUBSIDIARY OF HOLDER AND EACH OF THE HOLDER AND SUCH WHOLLY-OWNED SUBSIDIARY AGREE THAT SUCH SUBSIDIARY SHALL TRANSFER THE RIGHTS OR OBLIGATIONS UNDER THIS GUARANTY TO HOLDER IMMEDIATELY UPON SUCH SUBSIDIARY CEASING TO BE WHOLLY-OWNED BY HOLDER, THEN THE CONSENT OF LAZARD TO SUCH TRANSFER SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

SECTION 13. Term; Termination. This Guaranty shall automatically terminate on the earlier of: (i) full conversion of the Note such that the entire principal amount thereof has been converted to equity of Lazard Ltd pursuant to the terms thereof, or (ii) payment of the entire amount outstanding under the Note including principal and interest thereon.

SECTION 14. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 15. No Third-Party Beneficiaries. This Guaranty is for the sole benefit of the parties hereto and their respective legal successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder or to otherwise confer any benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the parties hereto and such successors and assigns.

SECTION 16. Governing Law; Construction. THIS GUARANTY IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of the Guarantor and the Holder agrees that all actions or proceedings arising out of or in connection with this Guaranty, or for recognition and enforcement of any judgment arising out of or in connection with this Guaranty, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each of the Guarantor and the Holder hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Guarantor and the Holder hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Guaranty, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

SECTION 17. Miscellaneous. The Guarantor will reimburse the Holder on demand such amount that shall be sufficient to cover all costs and expenses of such Holder incurred in any reimbursement, enforcement or collection under this Guaranty, including without limitation reasonable attorneys’ fees, expenses and disbursements, to the extent such costs and expenses exceed the costs and expenses that such Holder would have incurred in any reimbursement, enforcement or collection if the Guarantor were the issuer of the Note. This Guaranty constitutes the entire agreement between the Guarantor and the Holder with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

SECTION 18. Representations and Warranties; Agreement and Acknowledgement.

(a) The Holder hereby represents and warrants to the Guarantor that the Note and the shares of Lazard Ltd Stock that the Holder shall receive upon conversion of the Note (collectively, the “Securities”) in whole or in part were, as of the date of the Termination Agreement, and are being acquired for investment purposes only for the Holder’s own account or for the account of controlled Subsidiaries, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder had, as of the date of the Termination Agreement, and has no present intention of selling, granting any participation in or otherwise distributing the same, (ii) the Holder was not, as of the date of the Termination Agreement, and is not party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities, (iii) the Holder was not formed for the specific purpose of acquiring the Securities, (iv) the Holder received, as of the date of the Termination Agreement, and has received or had full access to all the information it considers necessary or appropriate for deciding whether to purchase the Securities and has had an opportunity to ask questions and receive answers regarding the terms and conditions of the Securities, and the Issuer’s, the Guarantor’s and Lazard Ltd’s business, properties, prospects and financial condition, (v) the Holder was, as of the date of the Termination Agreement, and is financially sophisticated and was and is able to fend for itself, could and can bear the economic risk of the investment, and had, as of the date of the Termination Agreement, and has such knowledge and experience in financial or business matters that the Holder was and is capable of evaluating the merits and risks of the investment in the Securities, (vi) the Holder was, as of the date of the Termination Agreement, and is, and will, upon any conversion of the Note, be, an “accredited investor” and a “qualified institutional buyer” within the meaning of current rules of the SEC, and (vii) none of the Holder’s operations were, as of the date of the Termination Agreement, or are subject to the terms or limitations of the U.S. Bank Holding Company Act of 1956, as amended (nor did or does the Holder “control” (within the meaning of such act) any companies which are so subject).

(b) The Holder hereby acknowledges and agrees, on behalf of itself and each Holder (as defined in the Registration Rights Agreement to be entered into pursuant to the Note), as follows: (i) the Securities are “restricted securities” under U.S. federal securities laws inasmuch as they have been or will be acquired by the Holder directly or indirectly from the issuer(s) in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration only in certain limited circumstances; (ii) in the absence of an effective registration statement covering the Securities, the Securities may only be resold in a transaction exempt from registration; (iii) the Holder will not directly or indirectly sell, transfer, pledge, hedge (including by way of short selling) or otherwise encumber (“Transfer”) all or any portion of the Securities unless (A) there is a registration statement declared effective by the SEC under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) with respect to the Securities to be Transferred and no stop order suspending the effectiveness of such registration statement is then in effect under the Securities Act and no proceedings for that purpose have then been instituted or (B) the Transfer is made under a valid exemption to registration under the Securities Act (it being understood this clause (iii) shall not prevent Intesa from selling, transferring, pledging or hedging all or any portion of the shares of Lazard Ltd Stock it shall receive upon conversion of the Note, so long as such sale, transfer, pledge or hedge, as the case may be, is conducted in compliance with the Securities Act as provided in this clause; provided however that this clause (iii) (including this parenthetical) shall not modify the provisions and requirements of Section 12 in any respect); and (iv) the certificates evidencing the Securities will bear an appropriate legend regarding these restrictions.

IN WITNESS WHEREOF, each of the Guarantor and the Holder has caused this Guaranty to be executed and delivered as of the date first above written.

LAZARD GROUP LLC

By:
Name:
Title:

BANCA INTESA S.P.A.

By:
Name:
Title:

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